2025 ANNUAL MEETING

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.    )

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Civitas Resources, Inc.

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CIVITAS

Disrupting ENERGY for good

2025 PROXY STATEMENT

April 21, 2025

Dear Stockholders of Civitas,

M. Christopher Doyle President and Chief Executive Officer

On behalf of the Board of Directors and employees of Civitas Resources, Inc., we thank you for your ownership in Civitas and cordially invite you to participate in our 2025 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CIVI2025 on Wednesday, June 4, 2025 at 12:00 noon Mountain Time. The attached proxy statement will serve as your guide to the business to be conducted during the Annual Meeting.

2024 was a monumental year for our business. We established a successful operational track record in our first year of operating in the Permian Basin, while maintaining our strong momentum in the DJ Basin. Our high-quality assets and strong execution allowed us to deliver sales volumes, capital expenditures, and operating costs in-line or better than our 2024 plan. Sustainable capital efficiency gains and a high-graded asset portfolio have made Civitas a deeper, more durable company and strengthened our free cash flow outlook for years into the future.

2024 Highlights

à	Generated nearly $1.3 billion of adjusted free cash flow.(1)
à	Returned more than $920 million to stockholders, comprised of $494 million in dividends and share repurchases of $427 million.
à	Sustainably lowered well costs in the Midland Basin and delineated Wolfcamp D development across much of our Midland acreage position.
à	Delivered a strong total recordable incident rate of 0.18 in the Permian Basin in our first year of operations in the basin.
à	Successfully drilled and completed 13 four-mile laterals in the DJ Basin, the longest and highest 180-day oil-producing laterals in Colorado to date.
à	Extended and improved our future development inventory through multiple “ground game” transactions and extensive development optimization in both the Permian and DJ Basins.
à

Reduced regulatory risk in the DJ Basin through a multi-party regulatory agreement with the governor, industry colleagues, and environmental groups that defers future ballot measures and legislative initiatives through at least the end of 2027.

à	Received an upgrade on our long-term issuer rating from Fitch Ratings to BB+, along with an upgrade from S&P Global to a positive outlook.

Key 2025 metrics
$1.8–1.9B 2025E Capital Program
325–335 Mboe/d 2025E Sales Volumes
~$1.1B Adjusted Free Cash Flow @ $70/Bbl WTI and $3.50/Mcf natural gas
~$3.4B Adjusted EBITDAX @ $70/Bbl WTI and $3.50/Mcf natural gas
$2 per share Anticipated 2025 Dividends

2025 Outlook

The objectives of our 2025 outlook are aligned with our Strategic Pillars: maximize free cash flow, enhance our balance sheet, return capital to our stockholders, and lead in ESG. We remain focused on free cash flow, value, and returns, not production growth. Accordingly, our 2025 operating plan keeps activity levels flat with last year while investing approximately five percent less capital due to sustainable cost savings delivered in 2024. Total investments are estimated at $1.8–$1.9 billion, split relatively evenly between the Permian and DJ Basins.

Priorities in the Permian Basin this year will largely focus on continuing our successful capital efficiency gains in the Midland Basin, while increasing our activity in the Delaware Basin following a successful year of optimizing our acreage position. In the DJ Basin, we will continue our focus on the oilier part of the basin, including our highly-prolific Watkins development area. Combined, we estimate we will produce between 325 and 335 thousand barrels of oil equivalent per day in 2025.

At $70 per barrel WTI, we anticipate generating approximately $1.1 billion of free cash flow in 2025. While maintaining our strong base dividend of $0.50 per share quarterly, our management and Board of Directors have revised our capital return program to prioritize debt reduction while being opportunistic with share repurchases. We have maintained our unwavering commitment to a premier balance sheet, and this target will drive progress towards our long-term leverage target of 0.75x. Excess cash flow, coming from higher commodity prices or non-core asset divestments, would be expected to provide additional funding for further debt reduction or additional returns to stockholders.

Leading in ESG is critical to our business, and I am excited about the future ahead of us. For 2025, we’ve established a goal to be carbon neutral in the Permian Basin by the end of the year, following on our track record of being Colorado’s first carbon neutral operator. We remain committed to reducing our absolute Scope 1 greenhouse gas emissions, and our team is executing projects across the portfolio, from pneumatic device retrofits to electrification, to accomplish that goal.

Civitas is a deeper, more durable business today, reflecting our enhanced portfolio and proven operational performance. Our business strategy is being executed by some of the most talented people in the energy business, and it is an honor to work alongside them each and every day to reach our goals.

Your vote in this year’s Annual Meeting is important. We encourage you to vote following the instructions provided. Thank you for your investment and your trust in Civitas.

Sincerely,

M. Christopher Doyle President and Chief Executive Officer
(1)	Adjusted free cash flow is a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP financial measure, please refer to Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 24, 2025.

CIVITAS RESOURCES, INC. 555 17th Street Suite 3700 Denver, Colorado 80202

Notice of Annual Meeting of Stockholders

ANNUAL MEETING INFORMATION

Date:	June 4, 2025
Time:	12:00 noon (MDT)
Location:	Via a live audio webcast at www.virtualshareholdermeeting.com/CIVI2025
Record Date:	April 7, 2025

ITEMS OF BUSINESS AND BOARD RECOMMENDATIONS

Proposals	Board Recommendation	Page Reference
Proposal One: To elect the ten director nominees named in this proxy statement to our board of directors.	FOR each director nominee	Page 8
Proposal Two: To ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for 2025.	FOR	Page 57
Proposal Three: To approve, on an advisory basis, the compensation of our named executive officers.	FOR	Page 59
To transact such other business as may properly come before the 2025 Annual Meeting of Stockholders.

These proposals are described in the accompanying proxy materials. You will be able to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a stockholder of record at the close of business on April 7, 2025.

VOTING METHODS

Your vote is important. Please vote your shares as promptly as possible by one of the following methods, even if you plan to attend the Annual Meeting.

ONLINE	BY TELEPHONE	BY MAIL	AT THE ANNUAL MEETING
Follow the instructions in the Notice of Internet Availability of Proxy Materials to access the proxy materials, or on the proxy card, if you received one by mail.	Follow the instruction in the Notice of Internet Availability of Proxy Materials to access the proxy materials, or on the proxy card, if you received one by mail.	Complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided (for stockholders receiving paper copies only).	Submit a ballot at the Annual Meeting.

By Order of the Board of Directors,

Adrian Milton
Senior Vice President, General Counsel and Assistant
Corporate Secretary

Denver, Colorado
April 21, 2025

IMPORTANT NOTICE REGARDING THE ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2025

Civitas Resources, Inc. (“we,” “us,” “our,” “Civitas,” or the “Company”) has elected to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 21, 2025 instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability of Proxy Materials will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

2025 Proxy Statement Summary

The Board of Directors (the “Board”) of Civitas Resources, Inc. (“we,” “us,” “our,” “Civitas,” or the “Company”) requests your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to our stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 21, 2025 instead of a paper copy of our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025 (our “Annual Report”). The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability of Proxy Materials will receive such proxy materials by mail.

The following proxy statement summary highlights information contained elsewhere in this proxy statement and does not contain all the information you should consider before voting. Please read the entire proxy statement before voting. For more complete information regarding our 2024 operational and financial performance, please review our Annual Report.

, age 54, joined our Board as Chair in February 2023, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen previously served as DCP Midstream GP, LLC’s (“DCP Midstream”)  Chief  Executive  Officer   since January 2013, Chairman since January 2014, and President since February 2016, until he resigned in December 2022. He was also the Chairman, President and Chief Executive Officer for DCP Midstream, LLC, which is the owner of DCP Midstream,  from  January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until  January 2013, where he led the gathering and processing and the marketing and  logistics  business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management  positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

ANNUAL MEETING INFORMATION

Date:	June 4, 2025
Time:	12:00 noon (MDT)
Location:	Via a live audio webcast at www.virtualshareholdermeeting.com/CIVI2025
Record Date:	April 7, 2025

, age 54, joined our Board as Chair in February 2023, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen previously served as DCP Midstream GP, LLC’s (“DCP Midstream”)  Chief  Executive  Officer   since January 2013, Chairman since January 2014, and President since February 2016, until he resigned in December 2022. He was also the Chairman, President and Chief Executive Officer for DCP Midstream, LLC, which is the owner of DCP Midstream,  from  January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until  January 2013, where he led the gathering and processing and the marketing and  logistics  business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management  positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

ITEMS OF BUSINESS AND BOARD RECOMMENDATIONS

Proposals	Board Recommendation	Page Reference
Proposal One: To elect the ten director nominees named in this proxy statement to our board of directors.	FOR each director nominee	Page 8
Proposal Two: To ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for 2025.	FOR	Page 57
Proposal Three: To approve, on an advisory basis, the compensation of our named executive officers.	FOR	Page 59

Our Company

Civitas is an independent, domestic exploration and production company focused on the acquisition, development, and production of crude oil and associated liquids-rich natural gas in the Permian Basin in Texas and New Mexico and the Denver-Julesburg Basin in Colorado (the “DJ Basin”). These basins are among the major producing basins in the United States and are characterized by extensive production histories, mature infrastructure, long reserve lives, multiple producing horizons, and enhanced recovery potential. At year-end 2024, our assets were comprised of approximately 118,800 net acres in the Permian Basin, located primarily in Upton, Reagan, Glasscock, Martin, Midland, Reeves, and Loving counties, Texas and Eddy and Lea counties, New Mexico and approximately 356,800 net acres in the DJ Basin, located primarily in Weld, Arapahoe, Adams, and Boulder counties, Colorado.

Civitas Resources, Inc. 2025 Proxy Statement	1

Our primary objective is to maximize stockholder returns by responsibly developing our oil and natural gas resources. To achieve this, we are guided by four strategic pillars that we believe add long-term, sustainable value. These pillars are:

Generate significant free cash flow

Our investment opportunities are evaluated primarily in the context of maximizing free cash flow, enabled by our high-quality asset base, supported by a leading cost structure, and enhanced by sustainable capital efficiencies. We pursue value-enhancing investments to sustain and increase our ability to deliver incremental free cash flow to our stockholders. During 2024, we generated approximately $1.3 billion of adjusted free cash flow.(1)

Maintain a premier balance sheet

We place great importance on maintaining a strong balance sheet, focusing on cost control, and minimizing long-term commitments. These strategies are critical to managing risk and achieving success within fluctuating market conditions. Our assets provide significant strength to our balance sheet, with the Permian and DJ Basins having the lowest break-even points in the U.S. We remain committed to achieving our long-term net leverage target of 0.75x and prioritizing free cash flow to continue enhancing our balance sheet.

Return capital to stockholders

We prioritize consistently returning capital to stockholders through a combination of fixed dividends, variable dividends, and/or stock repurchases. During 2024, we returned more than $920 million to stockholders through base and variable dividends and share repurchases, representing more than 21% of the Company’s market capitalization as of December 31, 2024.

Demonstrate ESG Leadership

We are committed to making meaningful progress on reducing the greenhouse gas (“GHG”) emissions of our operations by targeting high GHG impact emissions elimination projects, leveraging capital investment to help reduce operational methane emissions, and proactively address emerging regulatory topics. We regularly engage community stakeholders in our development planning and operations. We strive to maintain a safe workplace for our employees and contractors at all times. Finally, our Board also has a dedicated Sustainability Committee that is responsible for overseeing and supporting our policies, programs, and initiatives relating to environmental, health, safety, regulatory, corporate responsibility, diversity, equity, inclusion, human and workplace rights, and sustainability matters, as well as other public policy matters relevant to the Company.

(1)
Adjusted free cash flow is a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP financial measure, please refer to Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow in our Annual Report.

, age 54, joined our Board as Chair in February 2023, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen previously served as DCP Midstream GP, LLC’s (“DCP Midstream”)  Chief  Executive  Officer   since January 2013, Chairman since January 2014, and President since February 2016, until he resigned in December 2022. He was also the Chairman, President and Chief Executive Officer for DCP Midstream, LLC, which is the owner of DCP Midstream,  from  January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until  January 2013, where he led the gathering and processing and the marketing and  logistics  business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management  positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

Carr

Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Board recommends a vote FOR each director nominee.

Civitas Resources, Inc. 2025 Proxy Statement	2

Director Nominees

The following table provides summary information about each director nominee.

				Committee
Name	Director Since	Age	Gender	AC	CC	NCGC	SC
Wouter van Kempen Board Chair	2023	55	M
M. Christopher Doyle President and Chief Executive Officer	2022	52	M
Deborah Byers	2023	63	F
Morris R. Clark	2021	57	M
Carrie M. Fox	2021	41	F
Lloyd W. “Billy” Helms, Jr.	2025	67	M
Carrie L. Hudak	2021	49	F
James M. Trimble	2021	76	M
Howard A. Willard III	2021	61	M
Jeffrey E. Wojahn	2021	62	M

AC = Audit Committee	= Independent
CC = Compensation Committee	= Financial Expert
NCGC = Nominating and Corporate Governance Committee	= Committee Chair
SC = Sustainability Committee	= Committee Member

Board Snapshot

Civitas Resources, Inc. 2025 Proxy Statement	3

Skills and Experience

TOTAL
Industry Possesses pertinent knowledge of the exploration and production industry, providing valuable perspectives on issues specific to our business, operations, and strategy.	8
Senior Leadership Experience Has served or currently serves as the CEO, CFO, or COO of a public company or recognized private company, demonstrating a practical understanding of organizations, process, strategy, and the methods to drive change and growth.	8
Other Public Company Board Experience Has served or currently serves on the board of directors of another public company, contributing to the Board's understanding of corporate governance best practices and our goals of strong board and management accountability, transparency, and protection of stockholder interests.	7
Engineering / Geoscience Has an education or substantial background in an engineering or geoscience discipline, providing critical insights into the identification and understanding of our inventory development.	6
Finance / Accounting / Financial Literacy Has an education or substantial background in finance or accounting, demonstrating an understanding in financial reporting, accounting, and audit matters necessary to promote effective capital allocation, robust internal controls, and financial oversight.	10
Enterprise Risk Management Possesses an understanding of, and experience with, the identification, management, and mitigation of enterprise risks, supporting the achievement of strategic business objectives in light of risk exposures.	10
Business Development / M&A Demonstrates experience in assessment and execution of strategic M&A transactions, contributing to the efficient use of our capital and successful execution of our strategic vision.	10
Human Capital Management Possesses a practical understanding of compensation factors and social issues such as culture and talent development, contributing to our ability to attract, motivate, and retain a talented workforce.	9
EHS / Sustainability Possesses an understanding of environmental, health, and safety issues and their relationship to our business and strategy, ensuring that our operations are conducted in a sustainable manner.	8
Governmental Affairs / Regulatory / Legal Demonstrates experience navigating complex regulatory, legal, and public policy issues, providing valuable perspectives on aligning our business with regulatory requirements while advancing our strategic goals in the dynamic exploration and production regulatory and legal landscape.	8
Cybersecurity / Information Technology Has experience overseeing matters related to cybersecurity and information technology, contributing to our Board's understanding of our cybersecurity defense and information technology protection strategies.	3

Corporate Governance Highlights

Our Board believes that sound governance practices and policies provide an important framework to support the promotion of board accountability, transparency, and protection of stockholder interests. The following table highlights these governance practices and policies.

Civitas Resources, Inc. 2025 Proxy Statement	4

Civitas Governance Practices
Separate Board Chair and CEO	Stockholder proxy access, right to call special meetings, and right to act by written consent
90% of the Board is independent	No supermajority voting provisions
Board committees comprised entirely of independent directors	Meaningful stock ownership policy for certain executives and deferred issuance of stock underlying director equity awards until such director leaves our Board
As of April 10, 2025, 40% of the Board is gender, racially, or ethnically diverse	Hedging and pledging of Civitas securities prohibited
Directors elected annually, with majority voting in uncontested director elections	Robust annual Board and committee evaluation process
Unconditional director resignation upon a nominee receiving a Majority Withheld Vote (as defined below)	Regular assessment of evolving needs for Board refreshment and management succession
Single class share capital structure	No restrictions on director access to management

, age 54, joined our Board as Chair in February 2023, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen previously served as DCP Midstream GP, LLC’s (“DCP Midstream”)  Chief  Executive  Officer   since January 2013, Chairman since January 2014, and President since February 2016, until he resigned in December 2022. He was also the Chairman, President and Chief Executive Officer for DCP Midstream, LLC, which is the owner of DCP Midstream,  from  January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until  January 2013, where he led the gathering and processing and the marketing and  logistics  business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management  positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

Carr

Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

PROPOSAL TWO – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board recommends a vote FOR this proposal.

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The Board is submitting the selection of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider the selection of the firm as the Company’s auditors.

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends a vote FOR this proposal.

Our compensation program reflects our commitment to paying for performance and reflects appropriate governance practices to ensure alignment between successful execution of our strategy and the long-term interests of our stockholders.

Compensation Philosophy and Elements of Our Compensation Program in 2024

We view our employees as an investment for the future and invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

●	to attract, retain, and motivate the most qualified individuals in the oil and gas industry;
●	to provide a total compensation package that aligns pay with performance and is flexible enough to respond to changing market conditions; and
●	to align the interests of our named executive officers with our stockholders’ interests.

 Assisted by the Compensation Consultant and executive management, our Compensation Committee designs our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy and delivering strong stockholder returns. Conversely, our named executive officers will experience weaker compensation outcomes for weaker stock performance. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually. The following table depicts components of our 2024 compensation program for our named executive officers.

Civitas Resources, Inc. 2025 Proxy Statement	5

	Element	Duration	Description	Purpose
Fixed	Base Salary	Short-term (annual)	● Fixed pay for performing day-to-day responsibilities ● Reflects experience, education, tenure, performance, internal pay equity, and market compensation based on our peer group	● Attract and retain qualified employees ● Recognize skills, competencies, experience, and individual contributions
	Severance and Change in Control	Long-term	● Cash payments of salary ● Accelerated vesting of equity awards ● Continuation of COBRA benefits following certain termination events
●
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive’s employment
●
Clarify termination benefits

	Other Compensation: Benefits and Perquisites	Long-term	● 401(k) match, medical, dental, vision, life and disability insurance, wellness reimbursement, and parking	● Attract or retain highly qualified employees ● Support the overall health and well-being of our employees
At-Risk	Restricted Stock Units (“RSUs”)	Long-term (3-year)	● Time-based restricted equity award that vests ratably over a three-year period	● Encourage retention ● Incentivize long-term value creation through stock price performance, aligning management interests with stockholders
	Performance Stock Units (“PSUs”)	Long-term (3-year)	● Performance-based equity award that vests based upon the Company’s absolute TSR over a three-year period ● Number of PSUs earned ranges from 0% to 225% of target	● Drive stockholder value creation ● Promote alignment with stockholder interests by rewarding the absolute increase in TSR ● Reward the achievement of our long-term goals

Compensation Practices

The following table highlights compensation practices that we did and did not engage in or allow in 2024.

Practices that We Engaged in or Allowed in 2024	Practices that We Did Not Engage in or Allow in 2024

Pay for Performance—Total compensation of our named executive officers is substantially weighted toward performance-based pay. PSUs tied to three-year absolute TSR comprised seventy percent of the long-term incentive awards granted to our named executive officers in 2024, with the remaining thirty percent consisting of RSUs, both of which are fully at-risk.

No Executive Officer STIP Eligibility—Our executives do not participate in our Short-Term Incentive Program (“STIP”). 100% of their incentive-based pay is delivered in the form of equity that provides strong and direct alignment with our stockholders.

External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.

No Excise Tax Gross-Ups—Neither our Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”) nor our employment arrangements provide for excise tax gross-ups.

Assessment of Undue Risk—We conduct a risk assessment periodically to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

No Repricing or Backdating—Our long-term incentive plan (“LTIP”) prohibits the repricing, backdating, or buyouts of stock options or stock appreciation rights (“SARs”).

Civitas Resources, Inc. 2025 Proxy Statement	6

Practices that We Engaged in or Allowed in 2024	Practices that We Did Not Engage in or Allow in 2024

Robust Stock Ownership with No Pledging or Hedging—We have a robust stock ownership policy for our named executive officers that also prohibits them from pledging or hedging the Company’s common stock, par value $0.01 per share (“common stock”) and our independent director LTIP awards are structured as deferred restricted stock units (“DSUs”) that do not settle until separation from the Board.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock.

Double-Trigger Equity Acceleration upon a Change in Control—Under our Severance Plan and equity award agreements, vesting acceleration of equity awards following a change in control only occurs if the equity award is not assumed by the acquiror or the executive is terminated without cause or resigns for good reason within 12 or 24 months, as applicable, following a change in control.

No Purchases on Margin—We prohibit our executives from purchasing our common stock on margin.

Independent Compensation Consultant—We have engaged Meridian Compensation Partners, LLC (the “Compensation Consultant”) as our independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

No Excessive Perquisites—We offer minimal perquisites to the Company’s executives, few of which are not offered to all of the Company’s employees.
Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

Clawback Policy and Recoupment Policy—We have adopted the Clawback Policy, which is described in the section below entitled “Clawback Policy.” In addition, we maintain a separate recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company when their conduct constitutes “Detrimental Conduct” under the policy, which helps to ensure that officers act in the best interests of the Company and its subsidiaries, and its stakeholders at all times.

Civitas Resources, Inc. 2025 Proxy Statement	7

Proposal One: Election of Directors

Our Board is not classified, and all directors serve annual terms. The Company’s bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation, or removal. The current terms of the directors will expire at the Annual Meeting.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Wouter van Kempen, Deborah Byers, Morris R. Clark, Carrie M. Fox, Lloyd W. “Billy” Helms, Jr., Carrie L. Hudak, James M. Trimble, Howard A. Willard III, Jeffrey E. Wojahn, and M. Christopher Doyle for election as directors of the Company to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting to be held in 2026.

Under the Resignation Policy (as defined below), each current director shall submit, at the time of being nominated or renominated, an irrevocable resignation in writing to the Chairperson of the Board, which, if the director receives a Majority Withheld Vote at the stockholders’ meeting in question, would become effective at the earlier of (i) the date on which the Board appoints an individual to fill the office held by the director, which appointment shall constitute the filling of a vacancy by the Board, (ii) 180 days after certification of such Majority Withheld Vote. Acceptance by the Board is not a condition to the effectiveness of the irrevocable resignation. See “Corporate Governance—Corporate Governance Guidelines.”

The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his or her nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

The Board unanimously recommends that stockholders vote “FOR” the election of each of the director nominees included in this Proposal One.

Civitas Resources, Inc. 2025 Proxy Statement	8

About Director Nominees

Biographical information with respect to each of the ten director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. An overview of the core competencies of each director nominee is featured in a skills matrix on page 16. Ages are as of April 10, 2025.

Wouter van Kempen, 55	Independent Chair of the Board
Director since: February 2023	Committees:	● Compensation Committee ● Nominating and Corporate Governance Committee
Experience	Other Directorships
●
DCP Midstream GP, LLC: Chief Executive Officer (January 2013 – December 2022), President (February 2016 – December 2022), Chief Operating Officer (September 2012 – January 2013), President, Gathering and Processing (January 2012 – August 2012), and President, Midcontinent Business Unit and Chief Development Officer (August 2010 – December 2011)
●
DCP Midstream, LLC: Chief Executive Officer and President, (January 2013 – December 2022)
●
Duke Energy Generation Services: President (September 2006 – July 2010) and Vice President of Mergers and Acquisitions (December 2005 – September 2006)
●
General Electric: Increasing roles of responsibility, including the staff executive for corporate mergers and acquisitions in 1999

●
Engine No. 1: Lead Director (November 2024 – Present) and Non-Employee Operating Partner (June 2024 – November 2024)
●
DCP Midstream GP, LLC: Chairman (January 2014 – December 2022)
●
DCP Midstream, LLC: Chairman (January 2013 – December 2022)
●
Coloradans for Responsible Energy Development: Director (Former)
●
GPA Midstream: Director and Chairman (Former)

Qualifications	Education

The Board has concluded that Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

● Masters in Business Economics, Erasmus University Rotterdam, The Netherlands

Deborah Byers, 63	Independent Director
Director since: February 2023	Committees:	● Nominating and Corporate Governance Committee ● Sustainability Committee
Experience	Other Directorships
●
Ernst & Young LLP: Increasing roles of responsibility, including Americas Industry Leader (July 2018 – July 2022), Managing Partner, Houston office, and U.S. Energy Leader (July 2013 – July 2018), and Managing Partner, Southwest Region Strategy & Transactions Business Unit (July 2008 – July 2013)
● DTE Energy Company (June 2023 – Present) ● Excelerate Energy, Inc. (July 2022 – Present) ● Kinetik Inc. (July 2022 – Present)
Qualifications	Education

The Board has concluded that Ms. Byers is qualified to serve as a director because of her financial expertise and years of experience and leadership overseeing various markets and growth strategy, with focus on energy markets and investments across the sector.

● BBA, Baylor University ● Certified Public Accountant (Retired Status)

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Morris R. Clark, 57	Independent Director
Director since: November 2021	Committees:	● Audit Committee, Chair ● Compensation Committee
Experience	Other Directorships
●
Marathon Oil Corporation: Vice President and Treasurer (January 2014 – July 2019) and Assistant Treasurer (2007 – January 2014)
●
Enron North America: Senior Tax Counsel
●
Bracewell & Patterson: Tax Attorney
●
Touche Ross & Company: Senior Accountant
● Sitio Royalties Corp. (June 2022 – Present) ● University of St. Thomas Board of Trustees (2017 – Present) ● Extraction Oil & Gas, Inc. (January 2021 – October 2021)
Qualifications	Education

The Board has concluded that Mr. Clark is qualified to serve as a director because of his financial expertise, including corporate finance, accounting and taxation, and years of executive management experience in the oil and gas industry.

● Bachelor of Science in Accounting, Southern University ● Juris Doctor, Tulane Law School ● Master of Laws, New York University School of Law

Carrie M. Fox, 41	Independent Director
Director since: November 2021	Committees:	● Nominating and Corporate Governance Committee ● Sustainability Committee
Experience	Other Directorships
●
Driltek, Inc.: President and Chief Executive Officer (January 2022 – Present) and Chief Financial Officer (January 2021 – January 2022)
●
Cygnet Resources: Founder (September 2020 – Present)
●
California Resources Corporation: Vice President of Business Development (2014 – August 2020)
●
Occidental Petroleum: Increasing roles of responsibility, including Asset Manager (2012 – 2014), Manager of California State Government Affairs (2010 – 2012), and Reservoir and Production Engineer (2006 – 2010)
● Aera Energy LLC (August 2023 – June 2024) ● Rice Acquisition Corp. II (June 2021 – June 2023) ● Extraction Oil & Gas, Inc. (January 2021 – October 2021)
Qualifications	Education

The Board has concluded that Ms. Fox is qualified to serve as a director because of her years of executive management, diverse board experiences, engineering and technical expertise, transactional experience, and her governmental and regulatory strategic perspectives, within the oil and gas, midstream, and energy transition industries.

● Bachelor of Science in Engineering, California Polytechnic State University

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Lloyd W. “Billy” Helms, Jr., 67	Independent Director
Director since: February 2025	Committees:	● Audit Committee ● Sustainability Committee
Experience	Other Directorships
●
EOG Resources, Inc.: President (October 2021 – May 2024), Chief Operating Officer (December 2017 – December 2023), Executive Vice President, Exploration and Production (August 2013 – December 2017), Executive Vice President, Operations (February 2012 – August 2013), Vice President and General Manager of Calgary, Alberta, Canada Office (March 2008 – February 2012), and Vice President, Engineering and Acquisitions (September 2006 – March 2008)
● None
Qualifications	Education

The Board has concluded that Mr. Helms is qualified to serve as a director because of his expertise in petroleum engineering and his executive management experience for another public oil and gas company.

● Bachelor of Science in Petroleum Engineering, Texas Tech University

Carrie L. Hudak, 49	Independent Director
Director since: November 2021	Committees:	● Audit Committee ● Sustainability Committee, Chair
Experience	Other Directorships
●
Koloma, Inc.: Chief Operating Officer (April 2022 – February 2024)
●
Anadarko Petroleum Corporation: Vice President of DJ Basin Development (May 2017 – September 2019), General Manager of DJ Basin Development and Execution (March 2016 – May 2017), and Director, Rockies Business Development (November 2014 – March 2016)
● Bonanza Creek Energy, Inc. (October 2019 – October 2021) ● Coloradans for Responsible Energy Development (Former) ● Colorado Oil and Gas Association (Former)
Qualifications	Education

Ms. Hudak’s extensive experience in the oil and gas industry, and particularly her work in the DJ Basin, has led the Board to conclude that she has the expertise necessary to serve as a director of the Company.

● Bachelor of Science in Geology, Miami University ● Master’s Degree in Geology, Duke University

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James M. Trimble, 76	Independent Director
Director since: November 2021	Committees:	● Audit Committee ● Sustainability Committee
Experience	Other Directorships
●
Stone Energy Corporation: Interim Chief Executive Officer and President (2017 – 2018)
●
PDC Energy, Inc.: President and Chief Executive Officer (2011 – 2015)
●
Cabot Oil and Gas: Vice President of Exploration and Production (1987 – 2004)
●
United States Army: Honorably discharged as an officer of the United States Army following 10 years of active and reserve duty service

●
Berry Corporation (February 2024 – Present)
●
Callon Petroleum Corporation (March 2012 – April 2023)
●
Crestone Peak Resources (2016 – October 2021)
●
Talos Energy (May 2018 – May 2021)
●
Stone Energy (March 2017 – May 2018)
●
American Petroleum Institute (Former)
●
Independent Oil and Gas Association of West Virginia (Former)
●
Independent Petroleum Association of America (Former)
●
Pennsylvania Independent Oil & Gas Association (Former)
●
Society of Petroleum Engineers (Former)
●
Texas Independent Producers & Royalty Owners Association (Former)

Qualifications	Education

The Board has concluded that Mr. Trimble is qualified to serve as a director because of his expertise in petroleum engineering and experience serving as chief executive officer and director of other public and private oil and gas companies.

● Bachelor of Science in Petroleum Engineering, Mississippi State University ● Professional Engineer in the State of Texas

Howard A. Willard III, 61	Independent Director
Director since: November 2021	Committees:	● Compensation Committee, Chair ● Nominating and Corporate Governance Committee
Experience	Other Directorships
●
Altria Group, Inc.: Chief Executive Officer (May 2018 – April 2020), Executive Vice President and Chief Operating Officer (March 2015 – May 2018), Executive Vice President and Chief Financial Officer (January 2011 – February 2015), and other increasing roles of responsibility since joining as Assistant Controller in 1992
●
Salomon Brothers
●
Bain & Co.
● Extraction Oil & Gas, Inc. (January 2021 – October 2021) ● Altria Group, Inc.: Chair (May 2018 – April 2020) ● SABMiller plc (August 2009 – July 2015)
Qualifications	Education
The Board has concluded that Mr. Willard is qualified to serve as a director because of his significant experience in large public company executive management and board roles.	● Bachelor of Arts, Colgate University ● Master of Business Administration, University of Chicago

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Jeffrey E. Wojahn, 62	Independent Director
Director since: November 2021	Committees:	● Compensation Committee ● Nominating and Corporate Governance Committee, Chair
Experience	Other Directorships
●
KODA Resources, LLC: Co-founder (March 2017)
●
Encana Oil & Gas (USA) Inc.: President (2006 – 2013)
●
Encana Corporation: Executive Vice President (2003 – 2013)
●
Various senior management and operational positions in Canada and the United States beginning in 1985, with extensive experience in unconventional resource play development

●
KODA Resources, LLC (March 2017 – Present)
●
Baytex Energy Corp. (June 2023 – Present)
●
Ranger Oil Corporation (September 2019 – June 2023)
●
Bonanza Creek Energy, Inc. (November 2014 – October 2021)
●
Morgan Stanley Energy Partners: Strategic Advisory Board Member (October 2014 – April 2017)

Qualifications	Education

The Board has concluded that Mr. Wojahn is qualified to serve as a director because of his extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies.

● Bachelor of Science, University of Calgary

M. Christopher Doyle, 52	President, Chief Executive Officer and Director
Director since: July 2022	Committees:	None
Experience	Other Directorships
●
Civitas Resources, Inc.: President and Chief Executive Officer (May 2022 – Present)
●
Primexx Energy Partners, Ltd.: President and Chief Executive Officer (September 2020 – March 2022)
●
Rock Ridge Royalty Company: President and Chief Executive Officer (September 2020 – March 2022)
●
Olympus Energy LLC: President and Chief Executive Officer (April 2016 – September 2020)
●
Chesapeake Energy Corporation: Various leadership roles, including most recently as Executive Vice President of Operations
●
Anadarko Petroleum Corporation: Various leadership roles, including most recently as Vice President of Operations of the Southern and Appalachia Region

●
Olympus Energy LLC: Lead Director (August 2020 – Present)
●
Blue Sky Infrastructure, LLC (January 2022 – March 2024)
●
Primexx Energy Partners, Ltd. (September 2020 – March 2022)
●
Rock Ridge Royalty Company (September 2020 – March 2022)
●
Guidon Energy LLC (June 2016 – September 2020)

Qualifications	Education

The Board has concluded that Mr. Doyle is qualified to serve as a director because of his expertise in petroleum engineering and his extensive operational and development experience in the energy industry, as well as his experience serving in senior leadership positions of other public and private oil and gas companies.

● Bachelor of Science in Petroleum Engineering, Texas A&M University ● Master of Business Administration, Rice University

Civitas Resources, Inc. 2025 Proxy Statement	13

Corporate Governance

Board Leadership

Our Board has separated the Chair and Chief Executive Officer roles. We believe this leadership structure permits the Chief Executive Officer to focus on managing our business and allows the Chair to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs. Our Chair provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the independent directors, which we expect will be held at every regularly scheduled Board meeting in 2025. Our Chief Executive Officer is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. Based on current circumstances, the direction of the Company, and the experienced membership of our Board, our Board believes that separate roles for our Chair and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for the Company and its stockholders at this time.

Director Independence

The Company’s standards for determining director independence require the assessment of our directors’ independence each year, and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the New York Stock Exchange (the “NYSE”). The Board assesses the independence of each independent director and each independent nominee for director under the Company’s Corporate Governance Guidelines and the independence standards of the NYSE, and has determined that Mses. Byers, Fox and Hudak, and Messrs. Clark, Helms, Trimble, van Kempen, Willard, and Wojahn are independent. In assessing the independence of Ms. Fox, the Board considered certain transactions between a subsidiary of the Company and Driltek, Inc. (“Driltek”), for which Ms. Fox serves as President and Chief Executive Officer. See “Transactions with Related Persons—Related Party Transactions” for additional information. As the Company’s Chief Executive Officer, Mr. Doyle is not currently considered an independent director. We have made the determination that all members of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent, thus satisfying NYSE listing standards.

Identification of Director Candidates

It is the responsibility of our Nominating and Corporate Governance Committee to identify, evaluate, and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as for the filling of vacancies or additions on the Board that may occur between annual meetings. The following table highlights how the Nominating and Corporate Governance Committee identifies, assesses, and recommends individuals for nomination to our Board. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Nominating and Corporate Governance Committee also will review the information required of such nominees pursuant to our bylaws.

Civitas Resources, Inc. 2025 Proxy Statement	14

Identification	Assessment	Recommendation
●
In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers.
●
In addition, the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.

In assessing a candidate for election as a director to our Board, the Nominating and Corporate Governance Committee may consider such candidate’s:

●
Independence under SEC and NYSE standards;
●
Experience and achievements in one or more of the key professional, business, financial, legal, and other challenges that face a U.S. independent oil and gas company;
●
Sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries;
●
Willingness to devote adequate time to Board duties; and
●
Likelihood of service on the Board for a sustained period.

●
The Nominating and Corporate Governance Committee endeavors to recommend not only director candidates who possess the highest personal values and integrity, but also those that add to the overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors.

Director Qualifications

Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education, or public service; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the Company’s stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than four other public company boards in the absence of obtaining the Board’s prior approval. The following table highlights our desired qualifications, experience, and skills for Board members, which are important to the Company’s business and its future:

Industry Possesses pertinent knowledge of the exploration and production industry, providing valuable perspectives on issues specific to our business, operations, and strategy.

Senior Leadership Experience

Has served or currently serves as the CEO, CFO, or COO of a public company or recognized private company, demonstrating a practical understanding of organizations, process, strategy, and the methods to drive change and growth.

Other Public Company Board Experience

Has served or currently serves on the board of directors of another public company, contributing to the Board's understanding of corporate governance best practices and our goals of strong board and management accountability, transparency, and protection of stockholder interests.

Engineering / Geoscience

Has an education or substantial background in an engineering or geoscience discipline, providing critical insights into the identification and understanding of our inventory development.

Finance / Accounting / Financial Literacy

Has an education or substantial background in finance or accounting, demonstrating an understanding in financial reporting, accounting, and audit matters necessary to promote effective capital allocation, robust internal controls, and financial oversight.

Enterprise Risk Management

Possesses an understanding of, and experience with, the identification, management, and mitigation of enterprise risks, supporting the achievement of strategic business objectives in light of risk exposures.

Civitas Resources, Inc. 2025 Proxy Statement	15

Business Development / M&A

Demonstrates experience in assessment and execution of strategic M&A transactions, contributing to the efficient use of our capital and successful execution of our strategic vision.

Human Capital Management

Possesses a practical understanding of compensation factors and social issues such as culture and talent development, contributing to our ability to attract, motivate, and retain a talented workforce.

EHS / Sustainability

Possesses an understanding of environmental, health, and safety issues and their relationship to our business and strategy, ensuring that our operations are conducted in a sustainable manner.

Governmental Affairs / Regulatory / Legal

Demonstrates experience navigating complex regulatory, legal, and public policy issues, providing valuable perspectives on aligning our business with regulatory requirements while advancing our strategic goals in the dynamic exploration and production regulatory and legal landscape.

Cybersecurity / Information Technology

Has experience overseeing matters related to cybersecurity and information technology, contributing to our Board's understanding of our cybersecurity defense and information technology protection strategies.

The following matrix summarizes the key knowledge, skills, and experience that qualifies each director for our Board.

	Continuing Directors									New Director in 2025
	van Kempen	Byers	Clark	Doyle	Fox	Hudak	Trimble	Willard	Wojahn	Helms
Industry
Senior Leadership Experience
Other Public Company Board Experience
Engineering / Geoscience
Finance / Accounting / Financial Literacy
Enterprise Risk Management
Business Development / M&A
Human Capital Management
EHS / Sustainability
Governmental Affairs / Regulatory / Legal
Cybersecurity / Information Technology

Furthermore, although the Board has not established any formal diversity policy to be used to identify director nominees, it is committed to actively seeking individuals with diverse attributes, skills, viewpoints, and experiences. When assessing a Board candidate’s background, skills, and experiences, the Nominating and Corporate Governance Committee evaluates a broad range of considerations, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint, industry knowledge and other relevant factors. The following graphics highlight certain demographic information with respect to the Board.

Civitas Resources, Inc. 2025 Proxy Statement	16

Oversight of Risk Management

While the Board, as a whole and also at the committee level, oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face.

We also believe that the current Board leadership structure, with Mr. van Kempen serving as our Chair of the Board and Mr. Doyle serving as our President and Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

Except as discussed below, the Board oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board:

●	provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review, and mitigate the Company’s exposure to such risks;
●	along with the Audit Committee, reviews the Company’s commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company’s hedging policy; and
●	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The following table identifies the primary risk oversight responsibilities of each committee of the Board:

Civitas Resources, Inc. 2025 Proxy Statement	17

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee
● Financial statements and internal controls over financial reporting	● Risks related to our compensation program and whether our compensation program encourages excessive risk-taking	● Corporate policy and program compliance, including our Code of Conduct and Corporate Governance Guidelines	● Environmental, health, safety, regulatory, and corporate responsibility policies and initiatives
● Financial risks, including commodity price, hedging, and credit exposure risks	● Management continuity and succession	● Board and committee structure	● Diversity, equity, inclusion, and human and workplace rights programs
● Oil and gas reserves estimates integrity	● Human capital management, including hiring and retention	● Board succession and refreshment	● Public policy advocacy efforts, including political activities
● Related party transactions			● Corporate charitable and philanthropic activities
● Cybersecurity

For additional information regarding our cybersecurity risk management program, including our Audit Committee’s oversight of cybersecurity and information technology risks, please refer to Part I—Item 1C. Cybersecurity in our Annual Report.

Meetings and Committees of Directors

During 2024, the Board held 15 meetings, including regularly scheduled and special meetings. Our independent directors routinely meet in executive session immediately before or after meetings of the Board. Other than Jeffrey E. Wojahn, each of our directors as of December 31, 2024 attended at least 96% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve. Mr. Wojahn attended 74% of such meetings and, excluding an absence due to illness, would have achieved over 75% attendance at such meetings.

The following table identifies the current members of each committee and sets forth the number of meetings held in 2024:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Independent Directors
Deborah Byers
Morris R. Clark
Carrie M. Fox
Lloyd W. “Billy” Helms, Jr.
Carrie L. Hudak
James M. Trimble
Wouter van Kempen
Howard A. Willard III
Jeffrey E. Wojahn
Non-Independent Director
M. Christopher Doyle
Number of Meetings in 2024	7	6	6	5

= Board Chair	= Committee Chair	= Committee Member	= Financial Expert

Each standing committee has adopted a formal charter detailing such committee’s duties, functions, and responsibilities. The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance

Civitas Resources, Inc. 2025 Proxy Statement	18

Committee and Sustainability Committee are published on our website, www.civitasresources.com, under “Investor Relations—Governance,” and such charters are drafted in a manner consistent with the applicable regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Audit Committee
Committee Chair: Morris R. Clark Members: Lloyd. W. “Billy” Helms, Jr. Carrie L. Hudak James M. Trimble

Our Board has determined all four members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that each of Messrs. Clark, Helms, and Trimble and Ms. Hudak qualifies as an “audit committee financial expert” as defined in SEC regulations. The Audit Committee oversees, reviews, acts on, and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants, and our accounting and reporting practices and processes. The Audit Committee also has oversight of the Company’s estimates of proved oil and gas reserves and the Company’s independent reserve engineers’ qualifications, independence, and performance. In addition, the Audit Committee oversees our management of cybersecurity and information technology risks, compliance programs relating to legal and regulatory requirements and the Company’s assessment and management of financial reporting and internal control risks. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee’s charter. The Audit Committee may delegate any responsibilities of the Audit Committee to individual members of the Audit Committee. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein.

Compensation Committee
Committee Chair: Howard A. Willard III Members: Morris R. Clark Wouter van Kempen Jeffrey E. Wojahn

The Compensation Committee approves total compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance in light of goals and objectives set and approved by the Compensation Committee, the Nominating and Corporate Governance Committee, and the full Board. The Chief Executive Officer makes compensation recommendations to the Compensation Committee for all other executive officers, including salary and annual equity compensation. The Compensation Committee then reviews such recommendations and determines whether to approve them. The Compensation Committee also oversees our compensation and benefit plans; stockholder proposals relating to executive compensation; our human resources management, strategies, and initiatives; the implementation of our Clawback Policy and Recoupment Policy; and reviews and considers the results of our Say on Pay Votes, and recommends related responses, if any, to the Board. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information, and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chair between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chair may determine. The Compensation Committee is also responsible for the oversight of the Company’s management succession planning. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee’s charter. The Compensation Committee may form and delegate any responsibilities of the Compensation Committee to subcommittees comprised of members of the Compensation Committee. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Discussion and Analysis” section and the “Compensation Committee Report” included herein.

Civitas Resources, Inc. 2025 Proxy Statement	19

Nominating and Corporate Governance Committee
Committee Chair: Jeffrey E. Wojahn Members: Deborah Byers Carrie M. Fox Wouter van Kempen Howard A. Willard III

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends qualified nominees to serve on our Board and develops and oversees our internal corporate governance processes. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company’s Chief Executive Officer’s performance and coordinating the annual evaluation of the Chief Executive Officer’s performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “General Information and Other Matters—Stockholder Proposals; Identification of Director Candidates” section included herein.

Sustainability Committee
Committee Chair: Carrie L. Hudak Members: Deborah Byers Carrie M. Fox Lloyd W. “Billy” Helms, Jr. James M. Trimble

The Sustainability Committee assists our Board in providing global oversight and support of the Company’s policies, programs, and initiatives relating to environmental, health, safety, regulatory, corporate responsibility, diversity, equity, inclusion, human and workplace rights, and sustainability matters, as well as other related public policy matters relevant to the Company. In carrying out these responsibilities, the Sustainability Committee reviews our compliance with health, safety, and environmental policies, laws, regulatory requirements, and industry standards, including the effectiveness of systems necessary to ensure compliance with such applicable policies, laws, regulations, and industry standards. performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In carrying out these responsibilities, the Sustainability Committee monitors (i) the Company’s general strategy relating to sustainability matters, (ii) significant communications with employees, investors, and other stakeholders of the Company relating to sustainability matters, (iii) developments relating to, and improving the Company’s understanding of, sustainability matters, and (iv) the compliance by the Company with certain legal and regulatory requirements.

Attendance at Annual Meetings

The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors who were serving at the time of the 2024 Annual Meeting of Stockholders attended the Annual Meeting. We anticipate that all of our directors will attend the 2025 Annual Meeting.

Director Compensation

Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company. Similar to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant (as defined below) to conduct an analysis of the independent director compensation.

Effective May 31, 2023, the Company adopted its Amended & Restated Independent Director Compensation Program (the “Independent Director Compensation Program”). The following table highlights the key features of the Independent Director Compensation Program:

Civitas Resources, Inc. 2025 Proxy Statement	20

Independent Director Compensation Program
Component	Description
Cash Fees	● No cash fee paid solely for serving as a director or committee member ● Cash fees paid on a quarterly basis only for service as the chair of a committee or the Board
Equity Awards
●
Non-employee directors receive an annual grant of DSUs with a grant date value equal to $300,000, determined based on the Company’s 30-day volume-weighted average price (“VWAP”)
●
DSUs vest annually on the earlier of (a) the day immediately preceding the date of the first annual meeting following the grant date, and (b) the first anniversary of the grant date
●
Vested DSUs do not settle until the applicable director’s separation from the Board

Dividend Equivalents
●
DSUs are entitled to dividend equivalent rights that are paid (a) with respect to vested DSUs, at the same time dividends are paid to our stockholders and (b) with respect to unvested DSUs, when such underlying DSUs vest

The annual cash fees for serving as chair of a committee and the Board, which are paid in quarterly installments, are as follows:

Committee Chair
Board/Committee	Compensation ($)
Board Chair	125,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	15,000
Sustainability Committee Chair	20,000

Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

The following table provides information concerning the compensation of our independent directors who served in 2024 for the fiscal year ended December 31, 2024.

	Fees Earned or
	Paid in Cash		Stock Awards	Total
Name	($)(1)		($)(2)	($)
Deborah Byers	—		283,871	283,871
Morris R. Clark	25,000	(3)	283,871	308,871
Carrie M. Fox	—		283,871	283,871
Carrie L. Hudak	20,000	(4)	283,871	303,871
James M. Trimble	—		283,871	283,871
Wouter van Kempen	125,000	(5)	283,871	408,871
Howard A. Willard III	20,000	(6)	283,871	303,871
Jeffrey E. Wojahn	15,000	(7)	283,871	298,871
(1)	Amounts reflect the independent directors’ chair fees that were accrued and earned in 2024.
(2)	The amounts in the Stock Awards column represent the aggregate grant date fair value of DSU awards granted under our 2024 LTIP in 2024, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718. It does not reflect the actual value that may be realized by the independent director. The discussion of the assumptions used in calculating the aggregate grant date fair value of the DSU awards for purposes of the Company’s financial statements can be found in Part II—Item 8. Financial Statements and Supplementary Data—Note 7 - Stock-Based Compensation in our Annual Report. Such calculation differs from the calculation used for purposes of our independent director compensation program, which uses the Company’s 30-day VWAP. The amounts in the Stock Awards column for grants of DSUs made following the 2024 annual meeting of stockholders are equivalent to a $300,000 grant-date fair value when determined based on the Company’s 30-day VWAP prior to the grant date. No stock options were awarded to

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independent directors in fiscal year 2024, and there were no outstanding stock options held by our independent directors as of December 31, 2024. Each DSU is entitled to a dividend equivalent right to receive a cash payment based on the regular cash dividends that would have been paid on a share of our common stock. The following table provides information, as of December 31, 2024, on outstanding DSUs held by our current independent directors.

	DSUs
	Outstanding and
Name	Deferred (#)
Deborah Byers	9,774
Morris R. Clark	32,805
Carrie M. Fox	32,805
Lloyd W. "Billy" Helms, Jr.	—	(A)
Carrie L. Hudak	16,566
James M. Trimble	16,566
Wouter van Kempen	9,774
Howard A. Willard III	32,805
Jeffrey E. Wojahn	16,566
(A)	Mr. Helms was appointed to our Board effective February 24, 2025. Accordingly, Mr. Helms was awarded a pro-rated DSU award consisting of 1,584 restricted stock units on February 24, 2025, which vests in accordance with the Independent Director Compensation Program.
(3)	Represents fees for serving as Chair of the Audit Committee.
(4)	Represents fees for serving as Chair of the Sustainability Committee.
(5)	Represents fees for serving as Chair of the Board.
(6)	Represents fees for serving as Chair of the Compensation Committee.
(7)	Represents fees for serving as Chair of the Nominating and Corporate Governance Committee.

Policies and Standards

Required Voting for Directors

The manner by which directors will be elected at any meeting of stockholders depends on whether the election is “contested” or “uncontested” (as such terms are defined in the Company’s bylaws). In an “uncontested” election of directors, a director nominee is elected if he or she receives a “majority of the votes cast” (as defined in the Company’s bylaws) by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In a contested election, director nominees shall be elected by a plurality of the votes cast by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present.

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

Corporate Governance Guidelines
● Process for director selections and director qualifications	● Director orientation and continuing education
● Responsibilities of directors	● CEO evaluations and management succession
● Board committees	● Annual Board performance evaluations
● Director access to management and to independent advisors	● Director term limits
● Director compensation	● Changed circumstances of the Company’s directors and officers
● Director orientation and continuing education

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Our Corporate Governance Guidelines further establish a policy (the “Resignation Policy”) to address the situation in which a nominee for the Board does not receive a majority of the votes cast for his or her election (a “Majority Withheld Vote”) in an uncontested election of directors. The Resignation Policy provides that each nominee to the Board shall submit, at the time of such nominee’s nomination, an irrevocable resignation in writing to the Chairperson of the Board, which, if such director receives a Majority Withheld Vote at the stockholders’ meeting in question, would become effective at the earlier of (i) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board, or (ii) 180 days after certification of such Majority Withheld Vote. Acceptance by the Board is not a condition to the effectiveness of the irrevocable resignation. Upon the effectiveness of the resignation of a director who received a Majority Withheld Vote, the Company will promptly publicly disclose such director’s resignation in a periodic or current report filed or furnished in accordance with SEC rules.

Our Corporate Governance Guidelines further require directors and officers to notify the Chair of the Nominating and Corporate Governance Committee and the Compliance Officer (as defined in the Corporate Governance Guidelines) of any Change in Circumstances (as defined in the Corporate Governance Guidelines). If the Chair of the Nominating and Corporate Governance Committee makes an initial determination that the Change in Circumstances might reasonably be perceived as creating a potential conflict of interest or adversely impact the director’s or officer’s ability to continue to serve effectively as a director or officer of the Company, the Chair of the Nominating and Corporate Governance Committee shall make a formal referral of the matter to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall review the matter in order to evaluate the continued appropriateness of such officer’s continued service to the Company or such director’s continued membership on the Board and each applicable Board committee, taking into account all relevant factors and, if appropriate, recommend to the Board the appropriate action to be taken, which may include mandatory recusal, the formation of a special committee, resignation, or other corrective action. If the Board determines to request the resignation of a director or executive officer, the Company will promptly publicly disclose such resignation, once accepted, in a periodic or current report filed or furnished in accordance with SEC rules.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, officers, employees, and contractors that reflects the business practices and principles of behavior that support the Company’s commitment to maintaining the highest standards of business conduct and ethics. The Code of Conduct covers, among other matters, topics relating to employment practices and workplace environment standards, conflicts of interest, corporate opportunities, financial integrity and public reporting, anti-bribery and fair dealing, protection and proper use of Company assets, confidentiality, the Company’s health, safety and the environment policy, and political involvement and contributions.

The Code of Conduct also provides for a compliance hotline (the “Compliance Hotline”), which allows for any illegal or unethical behavior, including any violations of the Code of Conduct, to be reported on an anonymous basis, and which is available 24/7. Reports made via the Compliance Hotline are routed to the Compliance Officer for investigation. Our management reports regularly to the Audit Committee regarding reports received via the Compliance Hotline and any investigations and resolutions made with respect thereto.

Any waiver of the Code of Conduct for executive officers or directors may only be authorized by the Board or an independent committee of the Board. Any waiver of the Code of Conduct for any other person may only be authorized by the General Counsel of the Company. We intend to satisfy the disclosure requirement under Item 406(c) of Regulation S‑K regarding an amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website, www.civitasresources.com, under “Investor Relations—Governance.”

Corporate Policy on Insider Trading

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. In furtherance of this commitment, the Company has adopted the Amended and Restated Corporate Policy on Insider Trading (the ‘‘Insider Trading Policy’’) governing the purchase, sale, and other transactions involving our securities by our directors, officers, employees and consultants that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Additional information regarding our Insider Trading Policy may be found by reference to the full text of the Insider Trading Policy, a copy of which has been filed as Exhibit 19 to our Annual Report.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits all directors, officers of the level of Vice President and above, and certain key employees in accounting, legal, and other departments from engaging in short-term trading involving Company stock in the

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absence of the Company’s advance approval. Our Insider Trading Policy further prohibits options trading, short sales, trading on margin, hedging, and the buying or selling of puts or calls with respect to the Company’s securities, without advance approval.

Our Stock Ownership Policy prohibits the Company’s executive officers (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) from pledging as collateral for a loan any of the Company’s common stock that they own or have a right to receive.

Review and Availability of Governance Policies

Our Corporate Governance Guidelines, Code of Conduct, and Insider Trading Policy are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions or amendments thereto are presented to the Board for its approval. Copies thereof are published on our website, www.civitasresources.com, under “Investor Relations—Governance” and are also available by written request to Civitas Resources, Inc., Investor Relations, 555 17th Street, Suite 3700, Denver, Colorado 80202.

Communications with the Board

Stockholders or other interested parties can contact any director (including the Chair of the Board), any committee of the Board, or our independent directors as a group, by writing to them at 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee.

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Commitment to Sustainability

We remain focused on exceptional performance in managing sustainability issues, with a goal of mitigating risks while benefiting our stockholders and partnering with the communities where we operate. We believe economic value and sustainability are important to our success and consider sustainability and ESG leadership core to our corporate identity. To accomplish this, sustainability and ESG factor as a critical part of the Company’s integrated strategy and business development.

We utilize established assessment frameworks to help identify, track, and address potential sustainability-related risks. Following our company’s formation in November 2021, we performed a sustainability materiality assessment to establish the foundation of our sustainability program, and performed a new sustainability materiality assessment in 2024 following our entry into the Permian Basin. More information regarding the sustainability materiality assessment, as well as our commitment to sustainability, safety, community, and good governance can be found in our 2024 Corporate Sustainability Report, which is available on our website at www.civitasresources.com under the “Sustainability” tab. The information on Civitas’ website, including the 2024 Corporate Sustainability Report, is not incorporated by reference or otherwise made part of this proxy statement. Civitas anticipates publishing its 2025 Corporate Sustainability Report in the third quarter of 2025.

The following summary provides highlights with respect to our sustainability initiatives.

ENVIRONMENTAL

Greenhouse Gas Emissions

We are committed to making meaningful progress on reducing the GHG emissions of our operations by targeting high GHG impact emissions elimination projects, leveraging capital investment to help reduce operational methane emissions and proactively address emerging regulatory topics. We believe we are Colorado’s first carbon neutral operator with respect to Scope 1 and Scope 2 GHG emissions. We are committed to establishing a carbon neutrality pathway for our Permian Basin assets by the end of 2025, and strive to minimize our environmental impacts through emissions reductions.

Mitigating Surface Impacts

Preventing spills is an important part of our license to operate and the Company goes to significant lengths to proactively manage this risk. When spills do occur, our Spill Response Notification Program allows us to notify relevant team members to secure the site, stop the spill, and protect the surrounding environment. Qualifying spills are immediately reported to regulators.

Guided by our Biodiversity Policy, we seek to operate in locations where there has already been environmental disturbance to limit new impacts. Once operations are complete, we seek to restore disturbed areas to their original self-sustaining ecosystem in accordance with our Reclamation Policy.

Managing Water Resources

The Company strives to prioritize environmental stewardship, including water resource management and conservation. The Company’s efforts to minimize water use where possible include the use of tanks and temporary collapsible water pipelines to minimize unnecessary water evaporation. At sites where water collection infrastructure systems are available, Civitas reverses piped water disposal systems to enable water reuse. Civitas also conducts monitoring prior to and after its drilling and completion operations, as appropriate, to help ensure local freshwater resources are protected.

SOCIAL

Occupational Safety and Heath

We are committed to protecting the safety of our employees, our contractors, and the communities in which we operate. Safety is embedded in everything we do and is prioritized by management, employees, and contractors. We monitor our total recordable incident rate (“TRIR”), a commonly used measure of an organization’s safety performance which represents the number of injuries requiring medical treatment per 100 full-time workers during a one-year period, and communicate it broadly across the company as a means to evaluate safety performance. This commitment has led to a TRIR of 0.25 in 2024, which is below the industry average determined by the U.S. Bureau of Labor Statistics. This outstanding performance underscores our dedication to safety and our proactive approach to risk management.

Diversity, Equity & Inclusion

We believe supporting a diverse and inclusive workforce is key to our success as a business, allowing the Company to gain valuable perspectives for continuous improvement, and are committed to creating and maintaining a workplace in which all employees have an opportunity to participate and contribute to the success of the business and are valued for

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their expertise, experiences, and ideas. In accordance with applicable law, we provide equal opportunity for all candidates, employees, and consultants regardless of race, religion, gender, sexual orientation, age, ethnic or national origin, social origin, disability, family status, or any other protected status and personal characteristics for all aspects of employment. The following graphic provides certain demographic information for our employees as of December 31, 2024 and of our Board as of April 10, 2025.

	Board	Executives*	Employees
Women
Racially/Ethnically Diverse
* Defined as persons at the level of Vice President or higher

Compensation, Benefits, and Employee Development

We seek to provide fair, market-competitive, performance-based compensation, and comprehensive benefits to all of our employees. To ensure alignment with our short-term and long-term business goals, our compensation program consists of base pay as well as short-term and long-term incentives. To foster the health and well-being of our employees and their families, all full-time employees are offered access to financial, health, and wellness programs, including a 401(k) plan with company match, medical, dental, and vision insurance, income protection and disability coverage, paid time off, fitness reimbursement, and various quality of life tools and resources included within our Employee Assistance Program. We believe that our compensation and benefits package promotes retention and employee engagement as well as fosters physical, mental, financial, and social health within the Company’s workforce. The Compensation Committee oversees our compensation programs and regularly modifies program design to incentivize achievement of our corporate strategy and matters of importance to our stakeholders.

We recognize and support the growth of our employees by offering internal and external development programs, including a tuition reimbursement program. The Company invests in leadership training and professional development programs that will enable its employees to reach their potential and perform at their best.

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Executive Officers

The following table sets forth the name, age and positions of each of our executive officers, other than Mr. Doyle, as of April 10, 2025. Biographical information for Mr. Doyle is set forth in this proxy statement under the heading “Election of Directors—Director Nominees.”

Travis L. Counts, 47	Chief Administrative Officer and Corporate Secretary
Executive officer since: August 2022
Experience	Education
●
Civitas Resources, Inc.: Chief Administrative Officer and Corporate Secretary (October 2023 – Present), Chief Legal Officer and Secretary (August 2022 – October 2023)
●
Bracewell LLP: Partner (September 2021 – July 2022)
●
ConocoPhillips: Executive Advisor and Consultant (January 2021 – June 2021)
●
Concho Resources Inc.: Various officer positions since April 2013, including as Senior Vice President, General Counsel and Corporate Secretary (2017 – January 2021)
●
Halcon Resources Corporation and Petrohawk Energy Corporation: Various in-house legal positions (2010 – 2013)
●
Hinkle Elkouri Law Firm L.L.C.: Various positions, including most recently as Equity Member (2004 – 2010)
● Bachelor of Arts, Vanderbilt University ● Juris Doctor, Tulane University School of Law

Marianella Foschi, 37	Chief Financial Officer and Treasurer
Executive officer since: November 2021
Experience	Education
●
Civitas Resources, Inc.: Chief Financial Officer and Treasurer (January 2024 – Present), Chief Financial Officer (November 2021 – January 2024)
●
Extraction Oil & Gas, Inc.: Chief Financial Officer (January 2021 – October 2021), Vice President, Finance (September 2019 – January 2021), Director of Finance (May 2015 – September 2019)
●
The Blackstone Group: Associate (2012 – 2015), focused on mezzanine debt and equity investments across the energy sector, where Ms. Foschi was responsible for investing $1.5 billion of private capital in the energy sector
●
Credit Suisse: Energy Investment Banker (2010 – 2012)
● Bachelor of Business Administration (Finance), University of Texas ● Bachelor of Arts in Economics, University of Texas

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Brian Kuck, 49	Senior Vice President, Corporate Development and Strategy
Executive officer since: February 2025
Experience	Education
●
Civitas Resources, Inc.: Senior Vice President, Corporate Development and Strategy (February 2025 – Present), Senior Vice President, Corporate Development (November 2024 – February 2025), and Senior Vice President, Planning, Business Development and Reserves (August 2022 – November 2024)
●
Stephens Natural Resources, LLC: Senior Vice President, Business Development and Corporate Planning (November 2021 – July 2022)
●
Anadarko Petroleum Corporation: Increasing roles of responsibility, including most recently as the Vice President of Corporate Development and Land (August 2016 – August 2019)
● Bachelor of Science in Geology, Washington and Lee University ● Master of Business Administration, Rice University

Kayla D. Baird, 53	Senior Vice President and Chief Accounting Officer
Executive officer since: January 2024
Experience	Education
●
Civitas Resources, Inc.: Senior Vice President and Chief Accounting Officer (January 2024 – Present)
●
Baytex Energy Corp.: Vice President, U.S. Accounting and Corporate Services (June 2023 – December 2023)
●
EnVen Energy Corporation: Vice President, Chief Accounting Officer and Controller (September 2017 – April 2020)
●
Permian Resources, LLC: Chief Accounting Officer (September 2014 – August 2017)
●
ConocoPhillips: Various executive positions, including as Director of Lower 48 Strategy & Portfolio Management and Reserves Reporting & Compliance; Manager of Commercial Gas, Crude & NGL; and Manager of Upstream & Corporate Accounting Policy
●
Public Accounting Experience: 13 years of public accounting experience, primarily for Ernst & Young LLP, auditing large public oil and gas companies
● Bachelor in Accounting, Langston University ● Certified Public Accountant

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Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. The information presented in this CD&A focuses on our fiscal year 2024; however, we also describe compensation actions taken before or after fiscal year 2024 to the extent such discussion enhances the understanding of our executive compensation disclosure.

Executive Summary

The following individuals are referred to as the “named executive officers” for fiscal year 2024 and are included in the Summary Compensation Table:

Name	Title
M. Christopher Doyle	President and Chief Executive Officer (principal executive officer)
Marianella Foschi	Chief Financial Officer and Treasurer (principal financial officer)
Travis L. Counts	Chief Administrative Officer and Corporate Secretary
T. Hodge Walker	Former Chief Operating Officer
Jeffrey S. Kelly	Former Chief Transformation Officer

Leadership Changes

Effective January 3, 2024, the Company appointed Kayla D. Baird as its Senior Vice President and Chief Accounting Officer.

As part of the Company’s continuous focus on maintaining cost leadership, effective February 24, 2025, the Company terminated the employment of T. Hodge Walker, the Company’s former Chief Operating Officer, and Jeffrey S. Kelly, the Company’s former Chief Transformation Officer, in each case, without “cause.” For the details of the severance benefits that Mr. Walker and Mr. Kelly, received, please see the sections below entitled “2024 Compensation Actions—T. Hodge Walker Severance” and “2024 Compensation Actions—Jeffrey S. Kelly Severance,” respectively.

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2024 Select Financial and Operational Highlights

We delivered on our key financial objectives and maintained a strong capital structure amongst ongoing transformation in 2024. We successfully executed our development plan while exercising capital discipline to ensure we were investing in our best projects and able to return significant free cash flow to stockholders.

Strong Financial Results

●
Generated net income of approximately $839 million and cash flow from operating activities of $2.9 billion
●
Generated approximately $3.7 billion of Adjusted EBITDAX(1)
●
Increased our revolving credit facility borrowing base by $400 million (to $3.4 billion) and our revolving credit facility elected commitment by $350 million (to $2.2 billion)
●
Received an upgrade on our long-term issuer rating from Fitch Ratings to BB+, along with an upgrade from S&P Global to a positive outlook

Significant Stockholder Returns
● Paid approximately $494 million in base and variable dividends ● Repurchased approximately 7.3 million shares of our common stock for an aggregate purchase price of approximately $427 million
Execution Excellence

●
Incurred capital costs of approximately $1.9 billion (in the lower half of our original guidance for the year), with average sales volumes of 345 Mboe/d (approximately 5% above our original guidance for the year, as adjusted for our non-core DJ Basin divestments)
●
Drilled, completed, and turned to sales 122, 136, 122 gross (114.0, 123.3, 107.6 net) operated wells in the Permian Basin
●
Drilled, completed, and turned to sales 85, 94, 115 gross (75.1, 82.8, 103.9 net) operated wells in the DJ Basin
●
Established an operational track record in the Permian Basin, delivering sustainably lower well costs through well design changes, accelerated drilling and completion cycle times, and scale benefits
●
Successfully executed 13 four-mile lateral wells in the DJ Basin, the longest and most productive laterals in Colorado to date
●
Ended 2024 with total proved reserves of approximately 798 MMBoe, an increase of approximately 14% over year-end 2023 proved reserves
●
Derisked future development of our Wolfcamp D acreage

ESG Leadership

●
Achieved a combined TRIR of 0.25, well below the U.S. Bureau of Labor Statistics oil and gas extraction industry average
●
Reached previously stated emissions intensity reduction targets in the DJ Basin earlier than projected due to continued implementation of our comprehensive retrofit program of natural gas pneumatic devices
●
Established a new target of reducing our Scope 1 GHG emissions by 40% by 2030 from our 2023 U.S Environmental Protection Agency Subpart W baseline

(1)
Adjusted EBITDAX is a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP financial measure, please refer to Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Reconciliation of Net Income to Adjusted EBITDAX in our Annual Report.

Features of Our Compensation Program in 2024

We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience, and responsibilities of each individual. Furthermore, our compensation program aims to increase the alignment of our executive officers’ interests with those of our stockholders by generating stronger compensation outcomes for stronger stock performance and weaker compensation outcomes for weaker stock performance. The following table highlights key features of our 2024 compensation program.

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Practices that We Engaged in or Allowed in 2024	Practices that We Did Not Engage in or Allow in 2024

Pay for Performance—Total compensation of our named executive officers is substantially weighted toward performance-based pay. PSUs tied to three-year absolute TSR comprised seventy percent of the long-term incentive awards granted to our named executive officers in 2024, with the remaining thirty percent consisting of RSUs, both of which are fully at-risk.

No Executive Officer STIP Eligibility—Our executives do not participate in our STIP. 100% of their incentive-based pay is delivered in the form of equity that provides strong and direct alignment with our stockholders.

External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment arrangements provide for excise tax gross-ups.

Assessment of Undue Risk—We conduct a risk assessment periodically to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

No Repricing or Backdating—Our LTIP prohibits the repricing, backdating, or buyouts of stock options or SARs.

Robust Stock Ownership with No Pledging or Hedging—We have a robust stock ownership policy for our named executive officers that also prohibits them from pledging or hedging Company common stock, and our independent director LTIP awards are structured as DSUs that do not settle until separation from the Board.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock.

Double-Trigger Equity Acceleration upon a Change in Control—Under our Severance Plan and equity award agreements, vesting acceleration of equity awards following a change in control only occurs if the equity award is not assumed by the acquiror or the executive is terminated without cause or resigns for good reason within 12 or 24 months, as applicable, following a change in control.

No Purchases on Margin—We prohibit our executives from purchasing our common stock on margin.

Independent Compensation Consultant—We have engaged the Compensation Consultant as our independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

No Excessive Perquisites—We offer minimal perquisites to the Company’s executives, few of which are not offered to all of the Company’s employees.
Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

Clawback Policy and Recoupment Policy—We have adopted the Clawback Policy, which is described in the section below entitled “Clawback Policy.” In addition, we maintain a separate recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company when their conduct constitutes “Detrimental Conduct” under the policy, which helps to ensure that officers act in the best interests of the Company and its subsidiaries, and its stakeholders at all times.

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2024 Stockholder Vote on Our 2024 Long Term Incentive Plan

At our 2024 Annual Meeting of Stockholders, over 98% of the votes cast voted to approve the Civitas Resources, Inc. 2024 Long Term Incentive Plan (the “2024 LTIP”). Following the approval of the 2024 LTIP, we no longer grant awards under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “2017 LTIP”), the Civitas Resources, Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”), or the Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan (the “Extraction LTIP”). The Compensation Committee viewed the vote and approval of the 2024 LTIP as strong support of our equity compensation practices.

Compensation Committee Consideration of 2024 Stockholder Advisory Vote on Our Compensation Program

Our Compensation Committee is continuously mindful of our stockholders’ views on executive compensation. At our 2024 Annual Meeting of Stockholders, approximately 98% of the votes cast voted to approve our named executive officer compensation on an advisory basis. The Compensation Committee considered the 2024 vote to be a solid endorsement of the Company’s compensation practices.

Compensation Philosophy and Objectives

At Civitas, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

●	to attract, retain, and motivate the most qualified individuals in the oil and gas industry;
●	to provide a total compensation package that aligns pay with performance and is flexible enough to respond to changing market conditions; and
●	to align the interests of our named executive officers with our stockholders’ interests.

Assisted by the Compensation Consultant and executive management, our Compensation Committee designs our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy and delivering strong stockholder returns. Conversely, our named executive officers will experience weaker compensation outcomes for weaker stock performance. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually. The following table depicts components of our 2024 compensation program for our named executive officers.

	Element	Duration	Description	Purpose
Fixed	Base Salary	Short-term (annual)	● Fixed pay for performing day-to-day responsibilities ● Reflects experience, education, tenure, performance, internal pay equity, and market compensation based on our peer group	● Attract and retain qualified employees ● Recognize skills, competencies, experience, and individual contributions
	Severance and Change in Control	Long-term	● Cash payments of salary ● Accelerated vesting of equity awards ● Continuation of COBRA benefits following certain termination events
●
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive’s employment
●
Clarify termination benefits

	Other Compensation: Benefits and Perquisites	Long-term	● 401(k) match, medical, dental, vision, life and disability insurance, wellness reimbursement, and parking	● Attract or retain highly qualified employees ● Support the overall health and well-being of our employees
At-Risk	RSUs	Long-term (3-year)	● Time-based restricted equity award that vests ratably over a three-year period	● Encourage retention ● Incentivize long-term value creation through stock price performance, aligning management interests with stockholders
	PSUs	Long-term (3-year)	● Performance-based equity award that vests based upon the Company’s absolute TSR over a three-year period ● Number of PSUs earned ranges from 0% to 225% of target	● Drive stockholder value creation ● Promote alignment with stockholder interests by rewarding the absolute increase in TSR ● Reward the achievement of our long-term goals

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Pay-for-Performance. Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers’ compensation in 2024 was in the form of long-term equity-based incentives under the LTIP, which were designed to steer the officers’ conduct and decision-making toward returns and capital efficiency that would benefit our stockholders. Compensation that is paid in the form of time-based RSUs instead of cash is at-risk because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment (without “good reason”) prior to vesting. In addition, compensation that is paid in the form of PSUs is at risk both for the same reasons time-based RSUs are at-risk and because its value is tied to the Company achieving certain absolute TSR performance metrics. With a considerable percentage of their compensation paid in equity awards during 2024, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders.

The following chart illustrates the mix of pay in 2024 under our officer compensation program for our named executive officers. The indicated percentages are based on each such named executive officer’s 2024 target base salary and target amounts of compensation with respect to LTIP awards awarded in 2024.

As the charts below illustrate, approximately 81% and 74% of total target compensation for our Chief Executive Officer and our other named executive officers, respectively, is attributable to the LTIP, and thus is variable and tied to performance of the Company (i.e., “at-risk”).

Executive Compensation Risk Assessment

The Compensation Committee, in conjunction with advice provided by the Compensation Consultant, designed our 2024 executive compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity, no short-term incentives, an appropriate weighting of fixed and at-risk compensation components, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Setting Executive Officer Compensation

Role of our Board and Compensation Committee. Our Compensation Committee, on behalf of our Board, oversees our compensation program and establishes our overall compensation philosophy and strategy. The Compensation Committee, with the assistance of the Compensation Consultant, determines the mix of short- and long- term compensation, to establish compensation that it believes is appropriate for each of our executive officers. Through its oversight of our compensation program, the Compensation Committee:

●	Reviews and approves programs that attract, retain, and motivate qualified executive-level talent, ensuring that total compensation paid to our named executive officers is fair, reasonable, and competitive.
●	Sets the compensation of our Chief Executive Officer.
●	With the input of our Chief Executive Officer, sets the compensation of our other executive officers.

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●	Retains the sole authority to (i) engage and obtain advice and assistance from a compensation consultant to assist in the evaluation of director or executive officer compensation and (ii) approve the compensation consultant’s fees and other retention terms.

Role of the Compensation Consultant. The Compensation Committee retains an external, independent compensation consultant to provide the Compensation Committee with an analysis of, and objective advice regarding, our executive and director compensation programs. For 2024, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC to serve as a consultant to the Compensation Committee on compensation-related issues. Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry.

In making a determination to retain the Compensation Consultant, the Compensation Committee assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that the Compensation Consultant does not have any conflicts of interest in providing services to our Compensation Committee.

Competitive Benchmarking and Peer Group. Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint, employee count, and location. The Committee intends to continue, at a minimum, on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate.

In July 2023, the Compensation Committee selected and approved the peer group to be used in considering compensation matters, including for setting compensation for 2024 (the “2024 Peer Group”), which consisted of the following companies:

2024 Peer Group
● Callon Petroleum Company ● Coterra Energy Inc. ● Chord Energy Corporation ● CNX Resources Corporation ● Devon Energy Corporation ● Diamondback Energy, Inc. ● Marathon Oil Corporation ● Matador Resources Company	● Murphy Oil Corporation ● Ovintiv Inc. ● PDC Energy, Inc. ● Permian Resources Corporation ● Range Resources Corporation ● SM Energy Company ● Southwestern Energy Company

The Compensation Consultant compiled compensation data for the 2024 Peer Group from a variety of sources, including proxy statements, other publicly filed documents, and S&P Capital IQ.

Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our named executive officers targeting compensation levels that are competitive with the peer group and companies against which we compete for talent, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure, and job responsibilities, and with consideration to the absence of an annual incentive plan (where base salaries for officers are set towards the higher-end of the peer group market range but target total cash compensation is set towards the lower-end of the peer group market range).

Role of CEO and Other Named Executive Officers in Determining Executive Compensation. The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company’s rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.

2024 Compensation Actions

Base Salary. Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each named executive officer and compensates for the named executive officer’s day-to-day contributions to the Company’s success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally increased base salaries only

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modestly for cost of living increases to account for inflation or in connection with special circumstances of promotions, competitive pay positioning, instances where the Compensation Committee concluded that an officer’s salary is significantly below market, and substantial growth relative to peers as a result of mergers and acquisitions. In February 2024, the Compensation Committee approved salary increases of 6% for each of Messrs. Doyle, Counts, and Walker and Ms. Foschi and 3% for Mr. Kelly. Following such salary increases, and as of December 31, 2024, base salaries for each named executive officer are as follows:

2024 Base Salary
as of 12/31/24
Name	($)
M. Christopher Doyle	1,446,900
Marianella Foschi	805,600
Travis L. Counts	800,300
T. Hodge Walker	810,900
Jeffrey S. Kelly	669,500

Annual Cash Incentive Awards. All of our employees generally have been eligible to receive annual cash incentive awards tied to both the Company’s performance and the underlying individual’s performance. In connection with our merger with Extraction Oil & Gas, Inc. (“Extraction”) on November 1, 2021 (the “Extraction Merger”), our Board determined that the Company’s executive officers would no longer participate in the Company’s STIP or receive annual cash incentive awards. This remained true for 2024.

The Board’s decision to remove executive officers from the STIP was based on the conclusion that their incentive compensation should be more heavily weighted toward stock in the Company, which in turn strengthens their alignment with our stockholders.

Long-Term Equity-Based Incentives. In February 2024, the Compensation Committee determined that 2024 LTIP awards to our named executive officers would consist of 70% PSUs and 30% RSUs using grant date fair value for the allocation. Based on views expressed by stockholders and equity analysts, the Compensation Committee also determined that the PSUs would be based on absolute TSR, measured over a three-year performance period. In addition, the Compensation Committee reviewed the Compensation Consultant’s market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company’s performance as well as individual performance and retention objectives.

The following table describes the performance metrics used in 2024 to determine PSU payouts and why we use these metrics.

Performance Metric	Description	Purpose
Absolute TSR	The Company’s absolute TSR, over a three-year period	Most directly aligns the interests of named executive officers and the interests of the Company’s stockholders

In February 2024, each of our named executive officers received an award of PSUs and RSUs. The amount and type of equity awards granted to our named executive officers in 2024 were as follows:

			Total Long-Term
			Equity Grant
Name	PSUs (#)(1)	RSUs (#)	Target Value ($)(2)
M. Christopher Doyle	68,255	29,252	6,236,139
Marianella Foschi	26,452	11,337	2,416,800
Travis L. Counts	26,278	11,262	2,400,900
T. Hodge Walker(3)	26,626	11,411	2,432,700
Jeffrey S. Kelly(3)	14,655	6,281	1,339,000
(1)	Reflects the number of PSUs granted at “target” performance level.
(2)	Reflects the target value of RSU and PSU awards granted in 2024, calculated based on the Company’s 30-day VWAP preceding the grant date.

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(3)	Each of Messrs. Walker’s and Kelly’s employment with the Company was terminated effective February 24, 2025. Pursuant to the terms of the Severance Plan, a prorated portion of the RSUs granted to each of Messrs. Walker and Kelly in 2024 vested in connection with their terminations, and a prorated portion of the PSUs granted to each of Messrs. Walker and Kelly in 2024 will vest based on actual performance as of the end of the 2026 fiscal year.

Further Details of PSU and RSU Awards.

2024 PSUs

The 2024 PSU awards vest on a cliff-basis at the end of their three-year performance period, which began on January 1, 2024 and concludes on December 31, 2026 (the “Performance Period”), provided the award recipient remains continuously employed through the Performance Period.

The 2024 PSUs vest based on the Company’s annualized absolute TSR performance during the Performance Period. Annualized TSR is calculated based on the change in stock price over the measurement period plus dividends paid. As applicable, TSR is adjusted to give effect to any stock dividends, stock splits, reverse stock splits, and similar transactions.

Subject to the named executive officer’s continued employment through the Performance Period, the 2024 PSUs vest in accordance with the following table:

	Absolute TSR Performance	Percent of Target Number
Performance Level	(3-year Annualized)	of Shares Earned
Maximum	≥ 22.5%	225%
	20%	200%
	15%	150%
	12%	120%
Target	10%	100%
	5%	50%
Minimum	0%	10%
	< 0%	0%

In the event absolute TSR performance is between the thresholds shown above, the number of shares of common stock earned is adjusted through linear interpolation.

2024 RSUs

The 2024 RSU awards vest annually in three equal installments on each of the first three anniversaries of the grant date, provided the award recipient remains continuously employed through the applicable vesting dates.

Treatment upon Termination and Change in Control of 2024 PSUs and RSUs

In accordance with the accelerated vesting provisions contained in the award agreements, the vesting of the 2024 PSU and RSU awards will accelerate in full (with PSUs vesting based on the greater of target and actual performance levels) in connection with a change in control if (i) the PSUs and RSUs are not assumed in connection with the change in control or (ii) the PSUs and RSUs are assumed in connection with the change in control and such named executive officer’s employment is terminated without Cause or due to a resignation for Good Reason (in each case, as defined in the Severance Plan) during the 12 or 24 month period, as applicable, following such change in control. Also, in accordance with the accelerated vesting provisions contained in the award agreements, a prorated number of 2024 PSUs and RSUs will vest (with PSUs vesting based on actual performance at the end of the Performance Period) if such named executive officer’s employment is terminated without Cause or due to a resignation for Good Reason outside of a change in control. In addition, all 2024 PSUs and RSUs will vest in full (with PSUs vesting at target performance level) upon a termination due to death or Disability (as defined in the Severance Plan). In the event of all other terminations, the award agreements provide that the 2024 PSUs and RSUs will be forfeited without consideration.

No Dividends

Named executive officers are not entitled to vote or receive dividends, if any, with respect to any unvested RSUs or PSUs that he or she holds. The named executive officers’ RSUs and PSUs include dividend equivalent rights payable in cash at the same time as the related RSUs and PSUs vest and are settled.

Officer Arrangements and Severance. None of our currently employed named executive officers are party to an employment agreement or offer letter that obligates the Company to provide any ongoing compensation or benefits other than (i) base salary, (ii) participation in the Company’s LTIP, (iii) participation in the Severance Plan in effect at the time of the executive’s termination, and (iv) the same health, welfare, and other employee benefits available to our employees

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generally. See “Eighth Amended and Restated Severance Plan” below for a description of the Severance Plan and the severance benefits provided under the Severance Plan to our named executive officers.

The named executive officers are also each party to an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement with the Company (the “Restrictive Covenants Agreement”). The Restrictive Covenants Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company’s business during employment. The Restrictive Covenants Agreements also generally prohibit the executives from (i) participating in any business engaged in oil and gas exploration and development activities within a 25-mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments) and (ii) soliciting employees or customers of the Company, in each case, for a defined period of time after employment with the Company has ended. Under the Restrictive Covenants Agreements, the executives are also generally prohibited from (i) using or disclosing the Company’s proprietary information and (ii) disparaging the Company or its business or any of its employees or officers, in each case, at any time during or after termination of employment.

Eighth Amended and Restated Severance Plan. On January 21, 2022, the Board adopted the Severance Plan, pursuant to which our named executive officers are entitled to certain severance benefits upon a qualifying termination or qualifying resignation if such termination is initiated by the Company for any reason other than for Cause, or by the officer for Good Reason. The Severance Plan provides enhanced severance benefits if such qualifying termination or qualifying resignation occurs within twelve months following a change in control. The severance benefits provided under the Severance Plan to our named executive officers are described below.

Under the Severance Plan, the Compensation Committee of the Board identifies Eligible Individuals (as defined in the Severance Plan) as “Tier 1 Executives,” “Tier 2 Executives,” “Tier 3 Executives,” “Tier 4 Executives,” or “Tier 5 Key Employees.” Our named executive officers are identified as the following:

Severance
Name	Plan Tier
M. Christopher Doyle	1
Marianella Foschi	2
Travis L. Counts	2
T. Hodge Walker(1)	2
Jeffrey S. Kelly(2)	3
(1)The employment of Mr. Walker was terminated in February 2025. See “T. Hodge Walker Severance ” below for a description of his severance agreement.
(2)The employment of Mr. Kelly was terminated in February 2025. See “Jeffrey S. Kelly Severance” below for a description of his severance agreement

The Severance Plan provides that, upon the termination of an Eligible Individual’s employment without Cause or due to an Eligible Individual’s resignation for Good Reason (each, a “Qualifying Termination”), Tier 1, Tier 2, and Tier 3 Executives will be eligible to receive (i) a cash severance payment equal to 2.0x, 1.5x, and 1.0x, respectively, their then current Base Salary (as defined in the Severance Plan) as of the Date of Termination (as defined in the Severance Plan), paid in equal monthly installments over a 24-month period with respect to Tier 1 Executives and a 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by the Executives during the 24-month period with respect to Tier 1 Executives and 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2, and Tier 3 Executives, the cash severance payment under the Severance Plan no longer includes an annual bonus component since our executive officers no longer participate in the Company’s STIP. All equity incentives then held by such Tier 1, Tier 2, and Tier 3 Executives pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award.

The Severance Plan provides that if a Qualifying Termination occurs within 12 months following a change in control, Tier 1, Tier 2, and Tier 3 Executives will be eligible to receive (i) a lump sum cash severance payment equal to 3.0x, 2.5x, and 2.0x, respectively, their then current Base Salary as of the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by such Executives during the 24-month period with respect to Tier 1 Executives and 18-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2, and Tier 3 Executives, the cash severance payment under the Severance Plan no longer includes an annual bonus component since our executive officers no longer participate in the Company’s STIP. All equity incentives then held by such

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Tier 1, Tier 2, and Tier 3 Executive pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award.

T. Hodge Walker Severance. Mr. Walker’s termination of employment with the Company, effective February 24, 2025, was a termination without Cause that was not in connection with a change in control under the Severance Plan. Mr. Walker received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 2 Executive

Jeffrey S. Kelly Severance. Mr. Kelly’s termination of employment with the Company, effective February 24, 2025, was a termination without Cause that was not in connection with a change in control under the Severance Plan. Mr. Kelly received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 3 Executive.

Other Employee Benefits. The named executive officers are eligible for the same health, welfare, and other employee benefits available to our employees generally. Such benefits include medical, dental, and vision insurance, short and long-term disability benefits, life insurance, parking, and a 401(k) plan that includes Company matching of an employee’s contributions of up to 6% of such employee’s cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry. We provide minimal perquisites or special personal benefits to our named executive officers, few of which are not otherwise generally available to all of our employees.

Executive Officer Stock Ownership Policy

We have established a Stock Ownership Policy for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. In February 2024, our Board of Directors approved amendments to the Stock Ownership Policy to account for changes in leadership of the Company.

The ownership requirements for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	5x base salary
Direct reports of the President and Chief Executive Officer	2x base salary
Chief Accounting Officer and Senior Vice Presidents	1x base salary

Executive officers have five years from the date of their appointment as an executive officer to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock. However, after obtaining the required ownership level, executive officers may only sell shares if, after the sale of such shares, such executive officer will still be in compliance with the ownership requirements as of the day the shares are sold based on the then-current share price and salary level.

The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher stock ownership level, but still must meet the prior ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold 100% of the net shares acquired through our LTIP until their ownership levels are satisfied. Shares owned outright, including shares purchased as part of any co-investment requirement, and unvested restricted shares and shares underlying unvested RSUs that, in each case, vest solely based on time and continued employment count towards satisfaction of the guidelines, but shares underlying unvested PSUs do not.

Grant Practices Specific to Certain Equity Awards

We do not currently grant stock options, SARs, or similar option-like instruments, nor have we granted any such awards since 2017, as such awards are not currently a part of our compensation program strategy. If stock options, SARs, or similar option-like instruments were to be granted in the future, we would not grant such awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock and would not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During the 2024 fiscal year, (i) none of our named executive officers were awarded stock options, SARs, or other option-like instruments with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Clawback Policy

The Compensation Committee adopted a clawback policy (the “Clawback Policy”) that complies with the NYSE’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the Clawback Policy requires that covered executives must reimburse the Company, or forfeit, any excess “Incentive-Based Compensation” (as such term is defined in the Clawback Policy, which includes any cash or equity compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure) that is received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the Clawback Policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. The amount subject to recovery is the excess of the Incentive-Based Compensation received based on the erroneous data over the Incentive-Based Compensation that would have been received had it been based on the restated results. The Clawback Policy only applies to Incentive-Based Compensation received on or after October 2, 2023. In addition, the Company also maintains a separate Recoupment Policy, described above in “Features of Our Compensation Program in 2024.”

Tax Considerations

Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers. Our arrangements with our executive officers do not provide a “gross-up” or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Internal Revenue Code (the “Code”) or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement. Our arrangements, including the Severance Plan, generally provide that if any payments upon a change in control constitute “parachute payments” (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

Indemnification and Exculpation

Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. Our certificate of incorporation also provides that none of our officers will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, other than (a) for any breach of the officer’s duty of loyalty to the Company or its stockholders, (b) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (c) for any transaction from which the officer derived an improper personal benefit, or (d) for any action by or in the right of the Company. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws, and the indemnity agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report.

Compensation Committee of the Board

Howard A. Willard III, Chair Morris R. Clark, Member Wouter van Kempen, Member Jeffrey E. Wojahn, Member

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Executive Compensation Tables and Other Compensation Disclosure

2024 Summary Compensation Table

The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2024, 2023, and 2022.

					Non-Equity
				Stock	Incentive Plan		All Other
Name and Principal		Salary	Bonus	Awards	Compensation		Compensation	Total
Position(1)	Year	($)(2)	($)(3)	($)(4)	($)(5)		($)(6)	($)
M. Christopher Doyle	2024	1,431,150	—	6,933,919	—		20,700	8,385,769

President and Chief Executive Officer	2023	1,352,500	2,047,500	9,008,479	—		54,666	12,463,145

	2022	850,000	—	8,731,021	—		44,397	9,625,418

Marianella Foschi	2024	796,831	—	2,687,248	—		21,480	3,505,559

Chief Financial Officer and Treasurer	2023	729,952	760,000	3,493,030	—		33,143	5,016,125

	2022	599,327	—	1,911,094	124,264	(7)	48,978	2,683,663

Travis L. Counts	2024	791,589	—	2,669,544	—		20,700	3,481,833

Chief Administrative Officer and Corporate Secretary	2023	741,058	755,000	3,161,580	—		58,662	4,716,300

	2022	275,625	—	2,570,397	—		40,455	2,886,477

Thomas Hodge Walker	2024	802,073	—	2,704,888	—		21,480	3,528,441

Former Chief Operating Officer	2023	552,418	765,000	4,974,970	—		520	6,292,908

Jeffrey S. Kelly	2024	665,750	—	1,488,799	—		20,700	2,175,249

Former Chief Transformation Officer	2023	237,500	325,000	2,584,698	—		10,500	3,157,698

(1)	Mr. Doyle joined the Company as its President and Chief Executive Officer on May 2, 2022. Mr. Counts joined the Company as its Chief Legal Officer and Secretary on August 1, 2022 and, in October 2023, transitioned to serve as the Company’s Chief Administrative Officer and Corporate Secretary. Mr. Walker and Mr. Kelly joined the Company in their respective roles in April 2023 and August 2023, respectively, and were each terminated on February 24, 2025.
(2)	The following are the annual base salaries payable to each of the named executive officers as of December 31, 2024: Mr. Doyle, $1,446,900; Ms. Foschi, $805,600; Mr. Counts, $800,300; Mr. Walker, $810,900; and Mr. Kelly, $669,500. See “2024 Compensation Actions—Base Salary” above for further information.
(3)	Reflects a one-time special transaction cash bonus paid in recognition of the efforts of Messrs. Doyle, Counts, Walker, and Kelly, and Ms. Foschi in connection with the Company’s large-scale acquisitions in 2023.
(4)	Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2024, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU and PSU awards can be found in Part II—Item 8. Financial Statements and Supplementary Data—Note 7 - Stock-Based Compensation in our Annual Report. Aggregate grant date fair value of the PSU awards granted in 2024 to each named executive officer, assuming maximum performance achievement, are as follows: $11,448,923 for Mr. Doyle; $4,436,992 for Ms. Foschi; $4,407,806 for Mr. Counts; $4,466,179 for Mr. Walker; and $2,458,193 for Mr. Kelly. There were no stock options granted in 2024.
(5)	There were no bonuses earned under the STIP in 2024. On November 1, 2021, our Board determined that the Company’s executive officers would no longer participate in the STIP.
(6)	All Other Compensation for 2024 included (i) for each named executive officer, $20,700 in matching contributions to the Company’s 401(k) plan made by the Company on each named executive officer’s behalf and (ii) for each of Ms. Foschi and Mr. Walker, $780 for reserved parking, which reflects the cost in excess of the cost of parking that is available to all employees.
(7)	Ms. Foschi received a one-time cash payment pursuant to the Extraction LTIP, which the Company assumed in connection with the Extraction Merger.

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2024 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made in 2024 to our named executive officers.

		Estimated Future Payouts Under Equity			All Other Stock
		Incentive Plan Awards(2)			Awards; Number	Grant Date
					of Shares of	Fair Value of
		Threshold	Target	Maximum	Stock or Units	Stock Awards
Name(1)	Grant Date	(#)	(#)	(#)	(#)(3)	($)(4)
M. Christopher Doyle
RSUs	02/19/24	—	—	—	29,252	1,845,509
PSUs(5)	02/19/24	6,826	68,255	153,574	—	5,088,410
Marianella Foschi
RSUs	02/19/24	—	—	—	11,337	715,251
PSUs(5)	02/19/24	2,645	26,452	59,517	—	1,971,997
Travis L. Counts
RSUs	02/19/24	—	—	—	11,262	710,520
PSUs(5)	02/19/24	2,628	26,278	59,126	—	1,959,025
T. Hodge Walker(6)
RSUs	02/19/24	—	—	—	11,411	719,920
PSUs(5)	02/19/24	2,663	26,626	59,909	—	1,984,968
Jeffrey S. Kelly(7)
RSUs	02/19/24	—	—	—	6,281	396,268
PSUs(5)	02/19/24	1,466	14,655	32,974	—	1,092,530
(1)	Awards granted to all named executive officers were granted under the Extraction LTIP.
(2)	These amounts represent the threshold, target, and maximum payouts under the PSU awards granted to each of the named executive officers in 2024 under the Extraction LTIP. The PSUs cliff vest at the end of the Performance Period and will be payable in shares of common stock based upon the achievement by the Company over the Performance Period of absolute TSR performance criteria, as described in “2024 Compensation Actions—Long-Term Equity Based Incentives” above.
(3)	Reflects the number of RSUs granted in 2024. The RSUs will vest in three equal installments on each of the first three anniversaries of the date of grant.
(4)	Reflects the aggregate grant date fair value of RSUs and PSUs, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company’s financial statements can be found in Part II—Item 8. Financial Statements and Supplementary Data—Note 7 - Stock-Based Compensation in our Annual Report. The grant date fair value for PSUs is estimated using a Monte Carlo valuation model. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Part II—Item 8. Financial Statements and Supplementary Data—Note 7 - Stock-Based Compensation in our Annual Report.
(5)	The PSUs vest based on the Company’s absolute TSR performance during the Performance Period. See “2024 Compensation Actions—Further Details of PSU and RSU Awards” above for further information.
(6)	Mr. Walker’s employment with the Company terminated effective February 24, 2025. Pursuant to the terms of the Severance Plan and his RSU and PSU award agreements, a pro-rata portion of Mr. Walker’s RSUs granted in 2024 vested upon the termination of his employment and a prorated portion of Mr. Walker’s PSUs granted in 2024 will vest based on actual performance as of the end of the Performance Period.
(7)	Mr. Kelly’s employment with the Company terminated effective February 24, 2025. Pursuant to the terms of the Severance Plan and his RSU and PSU award agreements, a pro-rata portion of Mr. Kelly’s RSUs granted in 2024 vested upon the termination of his employment, and a prorated portion of Mr. Kelly’s PSUs granted in 2024 will vest based on actual performance as of the end of the Performance Period.

Civitas Resources, Inc. 2025 Proxy Statement	42

Narrative Discussion of Summary Compensation Table and 2024 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and 2024 Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

2024 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2024.

		Stock Awards
		Restricted Stock Unit Awards		Performance Stock Unit Awards
					Equity Incentive
					Plan Awards:
				Equity Incentive	Market or
				Plan Awards:	Payout
		Number of		Number of	Value of
		Shares or	Market Value	Unearned	Unearned
		Units of	of Shares or	Shares, Units or	Shares, Units or
		Stock That	Units of	Other Rights	Other Rights
		Have not	Stock That	That Have	That Have
	Grant	Vested	Have Not	Not Vested	Not Vested
Name	Date	(#)(1)	Vested ($)(2)	(#)(3)	($)(2)
M. Christopher Doyle	05/02/22	18,792	861,989	—	—
	02/28/23	18,862	865,200	66,014	3,028,062
	02/19/24	29,252	1,341,789	68,255	3,130,857
Marianella Foschi	02/23/22	2,962	135,867	—	—
	02/28/23	7,313	335,447	25,597	1,174,134
	02/19/24	11,337	520,028	26,452	1,213,353
Travis L. Counts	08/01/22	6,381	292,696	—	—
	02/28/23	4,843	222,148	16,953	777,634
	11/08/23	1,938	88,896	6,783	311,136
	02/19/24	11,262	516,588	26,278	1,205,372
T. Hodge Walker(4)	04/05/23	21,923	1,005,608	24,138	1,107,210
	02/19/24	11,411	523,423	26,626	1,221,335
Jeffrey S. Kelly(5)	08/14/23	9,072	416,133	12,509	573,788
	02/19/24	6,281	288,109	14,655	672,225
(1)	RSUs vest in three equal installments on each of the first three anniversaries of the date of grant, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.
(2)	The market value was calculated using the closing price of our common stock on December 31, 2024, the last trading day of fiscal year 2024, as quoted by the NYSE, which was $45.87.
(3)	The amounts here reflect the target amount of the initial number of PSUs granted to the named executive officers. The number of shares of the Company’s common stock that may be issued to settle the PSUs granted in 2023 and 2024 ranges from 0% to 225% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. The PSUs granted in 2023 and 2024 will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period on December 31, 2025 and December 31, 2026, respectively. See “Compensation Discussion and Analysis—2024 Compensation Actions—Long-Term Equity Based Incentives” above for further information on the PSUs granted in 2024.
(4)	Mr. Walker’s employment with the Company terminated effective February 24, 2025. Pursuant to the terms of the Severance Plan and his RSU and PSU award agreements, a pro-rata portion of Mr. Walker’s RSUs granted in 2024 vested upon the termination of his employment and a prorated portion of Mr. Walker’s PSUs granted in 2024 will vest based on actual performance as of the end of the Performance Period.

Civitas Resources, Inc. 2025 Proxy Statement	43

(5)	Mr. Kelly’s employment with the Company terminated effective February 24, 2025. Pursuant to the terms of the Severance Plan and his RSU and PSU award agreements, a pro-rata portion of Mr. Kelly’s RSUs granted in 2024 vested upon the termination of his employment, and a prorated portion of Mr. Kelly’s PSUs granted in 2024 will vest based on actual performance as of the end of the Performance Period.

2024 Options Exercised and Stock Vested

The following table sets forth time-based RSUs and PSUs held by our named executive officers that vested during fiscal year 2024. None of our named executive officers held or exercised any stock options during fiscal year 2024.

	Stock Awards
	Number of	Value
	Shares	Realized
	Acquired	on Vesting
Name	on Vesting(1)	($)(2)
M. Christopher Doyle	61,985	3,511,104
Marianella Foschi	124,122	7,756,852
Travis L. Counts	18,895	1,062,222
T. Hodge Walker	10,960	830,768
Jeffrey S. Kelly	4,537	280,750
(1)	The number of shares reflected in this column reflects the gross number of RSUs and PSUs that vested prior to tax withholding. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the table above. All named executive officers had RSU awards vest in 2024. Messrs. Doyle and Counts and Ms. Foschi also had their PSU awards granted in 2022 vest as of December 31, 2024, and Ms. Foschi had her PSUs granted to her in 2021 by Extraction (which were assumed by Civitas in the Extraction Merger) vest in January 2024.
(2)	The value realized on vesting is based upon the gross shares underlying the RSU awards and, with respect to Messrs. Doyle and Counts and Ms. Foschi, their PSU awards, that vested on their relevant vesting dates multiplied by the closing price of our common stock on the NYSE on the relevant vesting date.

Pension Benefits

Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.

2024 Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation plans.

Potential Payments Upon Termination and Change in Control

The table below discloses a hypothetical amount of compensation and/or benefits due to our named executive officers in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2024 and are calculated pursuant to the terms of the Severance Plan, as described in Compensation Discussion and Analysis—Eighth Amended and Restated Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.” All severance benefits are generally conditioned upon the named executive officer’s compliance with the restrictive covenants set forth in his or her Restrictive Covenants Agreement. See “Compensation Discussion and Analysis—Officer Arrangements and Severance” above for further information.

				Termination
		Termination		without
		without		Cause or
		Cause or	Termination	Resignation for
		Resignation for	for Disability	Good Reason/
		Good Reason	or Death	Change in	Retirement
Name	Payment Type	($)	($)	Control ($)	($)
M. Christopher Doyle	Cash Severance (1)	2,893,800	—	4,340,700	—
	RSUs (2)	1,304,349	3,783,041	3,783,041	—
	PSUs (3)	2,686,336	7,327,942	7,327,942	—

Civitas Resources, Inc. 2025 Proxy Statement	44

	Health Payment (4)	50,794	—	50,794	—
	TOTAL	6,935,279	11,110,983	15,502,477	—
Marianella Foschi	Cash Severance (1)	1,208,400	—	2,014,000	—
	RSUs (2)	510,713	1,195,468	1,195,468	—
	PSUs (3)	1,446,757	2,840,708	2,840,708	—
	Health Payment (4)	8,609	—	12,914	—
	TOTAL	3,174,479	4,036,176	6,063,090	—
Travis L. Counts	Cash Severance (1)	1,200,450	—	2,000,750	—
	RSUs (2)	458,617	1,353,789	1,353,789	—
	PSUs (3)	1,344,095	2,682,340	2,682,340	—
	Health Payment (4)	25,397	—	38,095	—
	TOTAL	3,028,559	4,036,129	6,074,974	—
T. Hodge Walker(5)	Cash Severance (1)	1,216,350	—	2,027,250	—
	RSUs (2)	458,144	1,814,181	1,814,181	—
	PSUs (3)	906,213	2,712,394	2,712,394	—
	Health Payment (4)	33,149	—	49,723	—
	TOTAL	2,613,856	4,526,575	6,603,548	—
Jeffrey S. Kelly(6)	Cash Severance (1)	669,500	—	1,339,000	—
	RSUs (2)	186,632	810,756	810,756	—
	PSUs (3)	700,751	1,422,673	1,422,673	—
	Health Payment (4)	25,397	—	38,095	—
	TOTAL	1,582,280	2,233,429	3,610,524	—

(1)	Upon termination without Cause or resignation for Good Reason, Mr. Doyle is entitled to a cash payment equal to 200% of his base salary, payable in equal monthly installments over a 24-month period following the date of termination; Ms. Foschi and Messrs. Walker and Counts are entitled to a cash payment equal to 150% of their base salaries, payable in equal monthly installments over a 12-month period following the date of termination; and Mr. Kelly is entitled to a cash payment equal to 100% of his base salary, payable in equal monthly installments over a 12-month period following the date of termination. If such termination occurs within 12 months following a change in control, Mr. Doyle is entitled to a cash payment equal to 300% of his base salary, payable in a lump sum, Ms. Foschi and Messrs. Walker and Counts are entitled to a cash payment equal to 250% of their base salaries, payable in a lump sum, and Mr. Kelly is entitled to a cash payment equal to 200% of his base salary, payable in a lump sum.
(2)	Upon termination without Cause or resignation for Good Reason, a pro-rata portion of any RSUs that have not vested as of a named executive officer’s date of termination shall vest as of such termination date. The pro-rata portion is determined by a fraction, the numerator of which is (A) the number of days between the last scheduled vesting date of the applicable award and such executive’s date of termination and the denominator of which is (B) the number of days between such last scheduled vesting date and the final vesting date of the applicable award. In the event such termination occurs within 12 months following a change in control, any RSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date. Upon termination due to death or Disability, any RSUs that have not vested as of the named executive officer’s date of termination will fully vest as of such termination date. The accelerated vesting of the RSU awards is based upon the closing price per share of our common stock on December 31, 2024, which was $45.87, multiplied by the number of RSUs that would vest upon the occurrence of the event indicated, and then adding any accumulated cash amounts pursuant to the dividend equivalent rights attributable to any such RSUs on that date. See “Compensation Discussion and Analysis—2024 Compensation Actions—Further Details of PSU and RSU Awards—Treatment upon Termination and Change in Control of 2024 PSUs and RSUs” above for further information.
(3)	Upon termination without Cause or resignation for Good Reason, a pro-rata portion of any PSUs will remain outstanding and eligible to vest based on actual performance at the end of the Performance Period (which we have assumed to be target performance for purposes of this table). The pro-rata portion is determined by a fraction, the numerator of which is generally the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is generally the number of days in the Performance Period. In the event such termination occurs within 12 months following a change in control, any PSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date at the greater of target and actual

Civitas Resources, Inc. 2025 Proxy Statement	45

performance level (which we have assumed to be target performance for purposes of this table). Upon termination due to death or Disability, all PSUs will fully vest at target performance level as of such termination date. The accelerated vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2024, which was $45.87, multiplied by the number of PSUs that would vest upon the occurrence of the event indicated, and then adding any accumulated cash amounts pursuant to the dividend equivalent rights attributable to any such PSUs on that date. See “Compensation Discussion and Analysis—2024 Compensation Actions—Further Details of PSU and RSU Awards—Treatment upon Termination and Change in Control of 2024 PSUs and RSUs” above for further information.
(4)	Upon termination without Cause or resignation with Good Reason, Mr. Doyle is entitled to reimbursement for the cost of any COBRA premiums incurred during the 24-month period following the date of termination; and Ms. Foschi and Messrs. Walker, Counts, and Kelly, are entitled to reimbursement for the cost of any COBRA premiums incurred during the 12-month period following the date of termination. If such termination occurs within 12 months following a change in control, Mr. Doyle is entitled to reimbursement for the cost of any COBRA premiums incurred during the 24-month period following the date of termination; and Ms. Foschi and Messrs. Walker, Counts, and Kelly, are entitled to reimbursement for the cost of any COBRA premiums incurred during the 18-month period following the date of termination.
(5)	Mr. Walker’s employment with the Company was terminated without “cause” effective February 24, 2025. Mr. Walker received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 2 Executive.
(6)	Mr. Kelly’s employment with the Company was terminated without “cause” effective February 24, 2025. Mr. Kelly received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 3 Executive.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of our President and Chief Executive Officer (our “CEO”). Mr. Doyle served as our CEO for fiscal year 2024.

For 2024, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our Company (other than our CEO) was $175,040.
●	The annual total compensation of our CEO was $8,385,769.

Based on this information for 2024, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 48:1.

We identified our median employee by examining the total cash compensation paid to all of our employees in 2024, excluding our CEO, who were employed by us on December 31, 2024, the last day of our payroll year. Our employee population consisted of 654 full-time employees (representing all of the employees of the Company), other than the CEO, with all individuals located in the United States. In making this determination, we annualized the compensation of all permanent employees who were hired in 2024 but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included: the annual total compensation paid (or, in the case of hourly workers, annualized wages including overtime pay) and the amount of any cash incentives, including cash incentives earned in 2024, but not paid to the employee until 2025.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our named executive officers (“NEOs”) for the fiscal years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020.

Civitas Resources, Inc. 2025 Proxy Statement	46

									Value of Initial Fixed $100
									Investment Based On:
							Average	Average
							Summary	Compensation
	Summary	Compensation	Summary	Compensation	Summary	Compensation	Compensation	Actually		Peer Group
	Compensation	Actually	Compensation	Actually	Compensation	Actually	Table Total	Paid to	Total	Total
	Table Total	Paid to	Table Total	Paid to	Table Total	Paid to	for Non-PEO	Non-PEO	Shareholder	Shareholder	Net
Year	for PEO 1(1)	PEO 1(4)	for PEO 2(2)	PEO 2(4)	for PEO 3(3)	PEO 3(4)	NEOs(5)	NEOs(4)(5)	Return(6)(8)	Return(6)(8)	Income(7)(8)
2024	$8,385,769	$(6,838,480)	N/A	N/A	N/A	N/A	$3,172,771	$(1,074,100)	$282.31	$159.70	$839
2023	$12,463,145	$16,096,619	N/A	N/A	N/A	N/A	$5,210,663	$5,555,798	$357.46	$160.83	$784
2022	$9,625,418	$9,339,010	$1,004,156	$950,457	$11,445,908	$11,443,023	$3,602,958	$4,421,346	$275.15	$154.88	$1,248
2021	N/A	N/A	N/A	N/A	$2,938,020	$9,723,776	$2,474,804	$3,977,856	$214.79	$106.29	$179
2020	N/A	N/A	N/A	N/A	$2,274,165	$1,297,858	$1,130,031	$910,473	$82.82	$63.42	$104
(1)	Mr. Doyle was a Principal Executive Officer of the Company (“PEO”) in fiscal years 2024, 2023, and 2022. Mr. Doyle joined the Company as its President and Chief Executive Officer on May 2, 2022.
(2)	Ben Dell was a PEO only in fiscal year 2022. Mr. Dell served as Interim Chief Executive Officer from January 31, 2022 until May 2, 2022. During his service as Interim Chief Executive Officer at the Company, he did not receive any compensation directly from the Company for his service as Interim Chief Executive Officer or participate in any of the Company’s employee benefits plans. Mr. Dell only received compensation directly from the Company for his services as a director of the Company. In addition, Mr. Dell was allowed private aircraft usage during the period he served as Interim Chief Executive Officer, and the amounts for such private aircraft usage were paid by the Company.
(3)	Mr. Greager was a PEO in fiscal years 2022, 2021, and 2020. Mr. Greager’s employment with the Company terminated effective January 31, 2022.
(4)	The dollar amounts reported represent the amount of “compensation actually paid” (“CAP”), as computed in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The “compensation actually paid” reflects the adjustments set forth in the table below made to the total compensation amounts reported in the Summary Compensation Table for the applicable year, computed in accordance with Item 402(v) of Regulation S-K. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as the NEOs are not entitled to receive dividends with respect to unvested RSUs and PSUs and are only entitled to dividend equivalent rights that are payable in cash at the same time as the related RSUs and PSUs vest and are settled:

Fiscal		SCT	Stock Award Values from SCT	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Fair Value as of Vesting Date of Awards Granted and Vested in the Year	Prior Year End Value of Awards That Failed to Meet Vesting Criteria	Total Equity CAP (D) = (C1)+(C2)+	CAP
Year	Executives	(A)	(B)	(C1)	(C2)	(C3)	(C4)	(C5)	(C3)+(C4)+(C5)	(E)=(A)–(B)+(D)
2024	PEO 1—Mr. Doyle	$8,385,769	$6,933,919	$3,081,608	$(5,877,642)	$(5,494,297)	$0	$0	$(8,290,330)	$(6,838,480)
	Non-PEO NEOs	$3,172,771	$2,387,620	$1,061,123	$(1,922,182)	$(998,192)	$0	$0	$(1,859,250)	$(1,074,100)
(A)	The dollar amounts reported in the Summary Compensation Table for the applicable year.
(B)	The amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year represent the grant date fair value of equity awards granted in the applicable year.
(C)	The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(C1)  the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(C2)  the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(C3)  for awards that vest in applicable year, the change in the fair value as of the vesting date from the end of the prior year;

(C4)  for awards that are granted and vest in the same year, the fair value as of the vesting date;

(C5)  the fair value of awards as of the end of previous fiscal year that were granted in prior years and failed to meet vesting criteria in the current fiscal year.

(D)	Total Equity Adjustments from the addition (or subtraction, as applicable) of re-valued equity.

Civitas Resources, Inc. 2025 Proxy Statement	47

(E)	“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

In calculating the “compensation actually paid” amounts, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(5)	The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2024, Marianella Foschi, Travis L. Counts, T. Hodge Walker, and Jeffrey S. Kelly; (ii) for fiscal year 2023, Marianella Foschi, T. Hodge Walker, Travis L. Counts, Jeffrey S. Kelly, and Matthew R. Owens; (iii) for fiscal year 2022, Matthew R. Owens, Travis L. Counts, Marianella Foschi, Sandra K. Garbiso, Dean Tinsley, and Cyrus D. Marter; (iv) for fiscal year 2021, Brant H. DeMuth, Marianella Foschi, Cyrus D. Marter, Dean Tinsley, and Sandra K. Garbiso; and (v) for fiscal year 2020, Brant H. DeMuth, Cyrus D. Marter, Dean Tinsley, and Sandra K. Garbiso.
(6)	The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the Standard and Poor’s 500 Oil & Gas Exploration & Production Index as disclosed in Part II—Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchasers of Equity Securities—Stock Performance Graph in our Annual Report pursuant to Item 201(e) of Regulation S-K.
(7)	Represents the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year (amounts presented in thousands).
(8)	As described below in “—Pay versus Performance Tabular List,” the only performance measure used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2024 was absolute TSR, which is already required to be disclosed in the table. Accordingly, we have not included a separate Company-Selected Measure in the table.

Pay versus Performance Comparative Disclosure

As described in more detail in the section titled “Compensation Discussion and Analysis—Elements of Our 2024 Executive Compensation and Why We Pay Each Element—Pay-for-Performance,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing graphical descriptions of the relationships between the information presented in the table above.

Civitas Resources, Inc. 2025 Proxy Statement	48

Pay versus Performance Tabular List

Our executive compensation program was simplified following the Extraction Merger to only provide base salary and long-term incentive as the direct pay elements (along with health and welfare benefits). Beginning in 2023, awards under the LTIP were restructured to be weighted (i) seventy percent in the form of PSUs tied to absolute TSR, and (ii) thirty percent in the form of time-based RSUs. See “Compensation Discussion and Analysis—Introduction—Features of Our Compensation Program in 2024” above for further information.

The following table lists our most important and only performance measure used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2024.

Most Important Performance Measure
Absolute Total Shareholder Return

Civitas Resources, Inc. 2025 Proxy Statement	49

Securities Authorized for Issuance Under Equity Compensation Plans

The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2024.

Equity Compensation Plan Information					Number of securities
					remaining available
	Number of securities		Weighted-average		for future issuance
	to be issued upon		exercise price of		under equity
	exercise of outstanding		outstanding options,		compensation plans
	options,		warrants and rights		(excluding securities
Plan category	warrants and rights		($)		reflected in first column)
Equity compensation plans approved by security holders	831,772	(1)	34.36	(2)	3,068,157	(3)
Equity compensation plans not approved by security holders	1,525,012	(4)	N/A		—	(5)
Total	2,356,784		34.36	(2)	3,068,157
(1)	Represents (i) 798 shares underlying outstanding stock options to purchase shares of the Company’s common stock, (ii) 310,483 RSUs, and (iii) 520,491 PSUs granted under the 2017 LTIP, the 2021 LTIP, and the 2024 LTIP. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% for PSUs granted prior to 2023 and 0% to 225% for PSUs granted in 2023 and 2024 of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% or 225% payout of PSUs, as applicable. See “Compensation Discussion and Analysis—2024 Compensation Actions—Long-Term Equity Based Incentives” above for further information.
(2)	The weighted-average exercise price relates solely to shares subject to outstanding stock options, as shares subject to RSUs and PSUs have no exercise price.
(3)	Represents securities available for issuance under our 2024 LTIP. Following the approval of our 2024 LTIP at our 2024 Annual Meeting of Stockholders, we no longer grant awards under the 2017 LTIP and 2021 LTIP. See “Compensation Discussion and Analysis—2024 Compensation Actions—2024 Stockholder Vote on Our 2024 Long Term Incentive Plan” above for further information.
(4)	Represents 622,488 RSUs and 902,524 PSUs granted under the Extraction LTIP. Pursuant to the terms of the merger agreement between the Company and Extraction, all outstanding Extraction LTIP awards were converted to economically equivalent Civitas awards. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% for PSUs granted prior to 2023 and 0% to 225% for PSUs granted in 2023 and 2024 of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% or 225% payout of PSUs, as applicable. See “Compensation Discussion and Analysis—2024 Compensation Actions—Long-Term Equity Based Incentives” above for further information.
(5)	Following the approval of our 2024 LTIP at our 2024 Annual Meeting of Stockholders, we no longer grant awards under the Extraction LTIP. See “Compensation Discussion and Analysis—2024 Compensation Actions—2024 Stockholder Vote on Our 2024 Long Term Incentive Plan” above for further information.

Civitas Resources, Inc. 2025 Proxy Statement	50

Compensation Committee Interlocks and Insider Participation

Messrs. van Kempen, Clark, Willard, and Wojahn are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

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Audit Committee Report

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is currently composed of four directors, Messrs. Clark, Helms, and Trimble and Ms. Hudak, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under “Corporate Governance—Audit Committee” and are more fully described in the charter which can be viewed on the Company’s website under “Corporate Governance.”

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems and processes, and internal controls. The following report summarizes certain of the Audit Committee’s activities with respect to its responsibilities during 2024.

REVIEW OF AUDITED FINANCIAL STATEMENTS AND DISCLOSURE CONTROLS AND PROCEDURES

The Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024 with management and Deloitte. The Audit Committee also reviewed and discussed with management and Deloitte the quality and adequacy of the Company’s system of disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002.

REVIEW OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT INDEPENDENCE

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has reviewed the written disclosures and the letter from Deloitte required by applicable PCAOB requirements regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed such independence with Deloitte. The Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE’s corporate governance rules, and concluded that the current benefits to the Company from continued retention of Deloitte warranted retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.

RECOMMENDATION TO THE BOARD OF DIRECTORS

Based on the review and discussion referred to above, and in reliance on the information, opinions, reports, and statements presented to the Audit Committee by the Company’s management and Deloitte, the Audit Committee recommended to the Board that the December 31, 2024 audited consolidated financial statements be included in our Annual Report.

Audit Committee of the Board of Directors

Morris R. Clark, Chair Lloyd W. “Billy” Helms, Jr., Member Carrie L. Hudak, Member James M. Trimble, Member

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of April 7, 2025 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and executive officers as a group.

Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company’s directors and executive officers is 555 17th Street, Suite 3700, Denver, Colorado 80202.

	Common			Deferred	Total Stock
	Stock		Restricted	Restricted	and Stock-
	Beneficially		Stock	Stock	Based	Percentage
Name of Beneficial Owner	Owned(1)	Warrants	Units(2)	Units	Holdings(3)	of Class(4)

Significant Stockholders

Canada Pension Plan Investment Board(5)	9,524,201	—	—	—	9,524,201	10.3%
The Vanguard Group(6)	9,426,017	—	—	—	9,426,017	10.2%
BlackRock, Inc. (7)	8,773,423	—	—	—	8,773,423	9.5%
FMR LLC(8)	6,165,724	—	—	—	6,165,724	6.7%

Directors and Named Executive Officers

Deborah Byers(9)	9,774	—	—	9,774	9,774	*
Morris A. Clark(9)	32,805	—	—	32,805	32,805	*
Carrie M. Fox(9)	32,805	—	—	32,805	32,805	*
Lloyd W. "Billy" Helms, Jr.(9)	1,584	—	—	1,584	1,584	*
Carrie L. Hudak(9)	31,505	—	—	16,566	31,505	*
James M. Trimble(9)	43,448	—	—	16,566	43,448	*
Wouter van Kempen(9)	9,774	—	—	9,774	9,774	*
Howard A. Willard III(9)	32,805	—	—	32,805	32,805	*
Jeffrey E. Wojahn(9)	38,335	—	—	16,566	38,335	*
M. Christopher Doyle(9)(10)	111,090	—	84,145	—	176,443	*
Marianella Foschi(10)(11)	90,298	318	25,329	—	115,945	*
Travis L. Counts(10)	28,770	—	32,270	—	61,040	*
T. Hodge Walker(10)(12)	17,014	—	—	—	17,014	*
Jeffrey S. Kelly(10)(13)	6,156	—	—	—	6,156	*
All current directors and executive officers as a group (15 persons)(14)	478,265	318	173,365	169,245	633,156	*
*	Less than 1%.
(1)	Includes shares under outstanding RSUs and DSUs that directors (if they were to resign from the Board) and executive officers may acquire within 60 days from April 7, 2025 as follows: (i) Mr. Doyle, 18,792 shares and (ii) each non-employee director, a number of shares equal to the number of DSUs set forth in the table.
(2)	According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected April 7, 2025 as the determination date.
(3)	Does not include non-qualified stock options as none of the significant stockholders, directors, or named executive officers identified herein own non-qualified stock options of the Company.
(4)	Based on 92,573,387 shares of common stock outstanding as of April 7, 2025.

Civitas Resources, Inc. 2025 Proxy Statement	53

(5)	According to a Schedule 13D/A filed with the SEC on May 20, 2024 by Canada Pension Plan Investment Board (“CPPIB”) and CPPIB Crestone Peak Resources Canada Inc. (“CP Canada”), CPPIB has, with respect to our common stock, sole power to vote no shares, shared voting power over 9,524,201 shares, sole power to dispose of no shares, and shared power to dispose of 9,524,201 shares. CP Canada has, with respect to our common stock, sole power to vote no shares, shared voting power over 9,524,201 shares, sole power to dispose of no shares, and shared power to dispose of 9,524,201 shares. CP Canada directly owns 9,524,201 shares of our common stock and CPPIB is an indirect beneficial owner of such common stock owned by CP Canada. The 13D/A contained information as of May 20, 2024, and may not reflect current holdings of our common stock. The address of CPPIB and CP Canada is One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W Canada.
(6)	According to a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has, with respect to our common stock, sole voting power over no shares, shared voting power over 50,318 shares, sole power to dispose of 9,303,513 shares, and shared power to dispose of 122,504 shares. The 13G/A contained information as of December 29, 2023, and may not reflect current holdings of our common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	According to a Schedule 13G/A filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has, with respect to our common stock, sole power to vote 8,448,386 shares, shared voting power over no shares, sole power to dispose of 8,773,423 shares, and shared power to dispose of no shares. The 13G/A contained information as of September 30, 2024 and may not reflect current holdings of our common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(8)	According to a Schedule 13G filed with the SEC on November 12, 2024 by FMR LLC (“FMR”) and Abigail P. Johnson, FMR has, with respect to our common stock, sole power to vote 6,154,008 shares, shared voting power over no shares, sole power to dispose of 6,165,724 shares, and shared power to dispose of no shares. Abigail P. Johnson has, with respect to our common stock, sole power to vote no shares, shared voting power over no shares, sole power to dispose 6,165,724 of shares, and shared power to dispose of no shares. The 13G contained information as of September 30, 2024, and may not reflect current holdings of our common stock. The address of FMR is 245 Summer Street, Boston, MA 02210. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 40% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.
(9)	Director of the Company. See “Executive Compensation Tables and Other Compensation Disclosure—Director Compensation” above for further information.
(10)	Named executive officer of the Company.
(11)	Includes 318 Tranche B Warrants issued with an exercise price of $104.45.
(12)	Mr. Walker’s employment with the Company terminated effective February 24, 2025. Amounts reflect shares held by Mr. Walker as of April 4, 2025 following the vesting of a prorated portion of Mr. Walker’s RSUs in accordance with the Severance Plan.
(13)	Mr. Kelly’s employment with the Company terminated effective February 24, 2025. Amounts reflect shares held by Mr. Kelly as of March 15, 2025 following the vesting of a prorated portion of Mr. Kelly’s RSUs in accordance with the Severance Plan.
(14)	Includes directors and current executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) were timely filed during the year ended December 31, 2024.

Civitas Resources, Inc. 2025 Proxy Statement	54

Transactions With Related Persons

Procedures For Review, Approval, and Ratification of Related Person Transactions

An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any “Related Party” has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Party” includes:

●	a director or director nominee of the Company;
●	an executive officer of the Company;
●	a stockholder beneficially owning more than 5% of any class of the common stock of the Company;
●	a person who is an immediate family member or sharing the household of any of the foregoing; and
●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company’s proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company’s participation in such transactions under the Company’s Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

●	any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;
●	director compensation which is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;
●	any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and
●	any charitable contribution, grant or endowment by the Company to a charitable organization, foundation, or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party’s interest in the transaction, and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company’s filings with the SEC to be disclosed in accordance with applicable laws, rules, and regulations.

Related Party Transactions

On November 1, 2021, we consummated our acquisition of CPPIB Crestone Peak Resources America Inc. (“Crestone Peak”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 6, 2021, by and among the Company, Raptor Condor Merger Sub 1, Inc., Raptor Condor Merger Sub 2, LLC, Crestone Peak Resources LP, Crestone Peak, Crestone Peak Resources Management LP, and Extraction (such acquisition, the “Crestone Peak Merger”). In connection with the Crestone Peak Merger, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain direct and indirect equity holders of Crestone Peak, including CP Canada (the “Holders”). Pursuant to the Registration Rights Agreement, we were required to conduct or facilitate, as applicable, an aggregate of two

Civitas Resources, Inc. 2025 Proxy Statement	55

underwritten offerings or block trades upon the request of certain of the Holders. Upon the request of CP Canada, on May 20, 2024, we consummated an underwritten secondary offering pursuant to which CP Canada sold 6,956,520 shares of our common stock at a price of $73.22 per share to the underwriter for the offering for aggregate proceeds of approximately $509.4 million. We did not receive any proceeds from the offering. In connection with the offering and pursuant to the Registration Rights Agreement, we paid approximately $0.3 million of offering expenses on behalf of CP Canada, a stockholder beneficially owning more than 5% of our common stock.

On August 2, 2023, the Company completed the transactions (such transactions, the “Tap Rock Acquisition”) contemplated by that certain membership interest purchase agreement, dated as of June 19, 2023, by and between the Company, Tap Rock Resources Legacy, LLC, Tap Rock Resources Intermediate, LLC, Tap Rock Resources II Legacy, LLC, Tap Rock Resources II Intermediate, LLC, Tap Rock NM10 Legacy Holdings, LLC, Tap Rock NM10 Holdings Intermediate, LLC, and Tap Rock I Legacy, and Tap Rock Resources, LLC (collectively, the “Tap Rock Entities”), pursuant to which certain subsidiaries of the Tap Rock Entities became subsidiaries of the Company (the “Tap Rock Acquired Subsidiaries”). Carrie Fox, one of the Company’s independent directors, is the President and Chief Executive Officer of Driltek. Historically, certain of the Tap Rock Acquired Subsidiaries paid Driltek for operational technical services (“Services”) pursuant to a master services agreement (the “Master Services Agreement”) and, as a result of the consummation of the Tap Rock Acquisition, the Company became party to the Master Services Agreement for the provision of Services. The transactions contemplated by the Master Services Agreement were made on an arms-length basis, are of like-kind for similar businesses to that of the Company, and were made in the ordinary course of the Company’s business, and the Master Services Agreement was ratified and approved pursuant to the Company’s Related Party Transactions Policy. For the fiscal year ended December 31, 2024, Driltek was paid approximately $0.5 million by the Company for Services.

On February 24, 2025, we expanded the size of the Board from nine directors to ten directors and appointed Lloyd W. “Billy” Helms, Jr. to the resulting vacancy. Prior to Mr. Helms’ appointment the Board, he served as President of EOG Resources, Inc. from October 2021 to May 2024. The Company and EOG Resources, Inc. (or its affiliates) (collectively, “EOG”) each own interests in certain of the other entity’s operated properties. For the fiscal year ended December 31, 2024, the Company (i) received total payments from EOG of approximately $0.5 million and (ii) made total payments to EOG of approximately $1.9 million (collectively, the “EOG Payments”). The EOG Payments were the result of transactions that were made on an arms-length basis, are of like-kind for similar businesses to that of the Company, and were made in the ordinary course of the Company’s business. The EOG Payments and the underlying transactions thereto were not reviewed and approved pursuant to the Company’s Related Party Transactions Policy because, prior to Mr. Helm’s appointment, EOG was not a Related Party and the EOG Payments and the underlying transactions thereto were not Interested Transactions, and thus review and approval pursuant to the Company’s Related Party Transactions Policy was not required.

Other than as described above, from January 1, 2024 to the present, there was no transaction or series of transactions, nor is there currently any proposed transaction, to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors or executive officers, which are described in “Compensation Discussion and Analysis” and “Executive Compensation Tables and Other Compensation Disclosure—Director Compensation.”

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Proposal Two: Ratification of Selection of Independent Registered Public Accountant

The Audit Committee has selected Deloitte as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The Board is submitting the selection of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and replace the Company’s auditors. The stockholders’ ratification of the appointment of Deloitte does not limit the authority of the Audit Committee to change auditors at any time, if it determines that such a change would be in the best interests of the Company or our stockholders.

Audit and Other Fees

The following tables set forth the aggregate fees paid by the Company for audit and other permitted services provided by Deloitte for the years ended December 31, 2024 and 2023:

Description	2024 ($)	2023 ($)
Audit Fees(1)	2,721,657	2,482,294
Audit-Related Fees(2)	180,000	677,352
Tax Fees(3)	314,108	458,973
All Other Fees	—	—
Total	3,215,765	3,618,619
(1)	Services rendered in 2024 and 2023 include auditing our financial statements included in our Annual Report and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q.
(2)	Includes fees for audits of, and related to, attest engagements, comfort letters, and similar items.
(3)	Represents professional services in connection with income tax compliance and assistance with tax matters related to acquisitions in the Permian Basin.

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of the independent auditor’s audit, tax, and other services. The Audit Committee pre-approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” incurred during 2024 and 2023.

Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee has adopted a Pre-Approval Policy (the “Policy”) for the approval of services of the independent registered public accounting firm (“Independent Auditor”). This Policy outlines the scope of services the Independent Auditor may provide to the Company. The Audit Committee must pre-approve the audit and non-audit services performed by its Independent Auditor in order to assure that the provision of such service does not impair the Independent Auditor’s independence. Before the Company engages an Independent Auditor to render any non-audit service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to the Policy. The Policy also specifies certain non-audit services that are prohibited from being performed by its Independent Auditor.

The Policy describes the Audit, Audit-Related, and Tax services, and All Other Services that have the pre-approval of the Audit Committee. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations. The Audit Committee shall review the Policy annually with management and its Independent Auditor for purposes of assuring its continued appropriateness and compliance with applicable listing standards, including regulations of the SEC and PCAOB. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Independent Auditor.

The Company’s management shall inform the Audit Committee of each service performed by the Independent Auditor pursuant to the Policy or performed in violation of the Policy. Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the Independent Auditor and

Civitas Resources, Inc. 2025 Proxy Statement	57

the Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.

The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Two.

The Board unanimously recommends that stockholders vote “FOR” Proposal Two and approve the ratification of the selection of Deloitte as the independent registered public accountant of the Company for 2025.

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Proposal Three: Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the CD&A. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain, and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. As an advisory vote, Proposal Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies, and procedures and the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in the proxy statement.”

The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. The next advisory vote on the compensation of our named executive officers will be at the annual meeting to be held in 2026.

The Board unanimously recommends that stockholders vote “FOR” Proposal Three and approve the compensation of the named executive officers of the Company on an advisory basis.

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General Information and Other Matters

This year’s Annual Meeting will be held entirely online, which will be conducted through an audio webcast. You must be a Civitas stockholder as of the close of business on April 7, 2025 in order to participate in the Annual Meeting. Stockholders will be able to attend, vote their shares, and submit questions during the Annual Meeting via a live audio webcast available by visiting the following website, www.virtualshareholdermeeting.com/ CIVI2025. To join the Annual Meeting, you will need the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting.

Our stockholder question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CIVI2025.

The Annual Meeting will begin promptly at 12:00 noon (MDT). Online check-in will begin at 11:50 a.m. (MDT), and you should allow ample time for the online check-in procedures.

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must: (i) grant a new proxy bearing a later date (which automatically revokes your earlier proxy), (ii) provide written notice of the revocation to our Secretary at our principal office, which such written notice must be received prior to the Annual Meeting, (iii) submit your vote electronically through the Internet before it is voted at the Annual Meeting, (iv) call by telephone to the number provided in your proxy card after the grant of the proxy, or (v) attend the virtual Annual Meeting online and vote using your 16-digit Control Number. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting.

Stockholders of Record and Beneficial Owners

Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and a Notice of Internet Availability of Proxy Materials is being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote your shares during the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and proxy materials and voting instructions will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote.

Quorum and Voting

Voting Stock. The Company’s common stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 7, 2025. As of the record date, 92,573,387 shares of the Company’s common stock were outstanding and are entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required. In an “uncontested” (as defined by our bylaws) election, directors shall be elected by a majority of the votes cast by holders of shares of our capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In a “contested” (as defined by our bylaws) election, directors shall be elected by a plurality

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of the votes cast by holders of shares of our capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. Each of the (i) ratification of the appointment of Deloitte as our independent auditors for the 2025 fiscal year and (ii) approval, on an advisory basis, of the compensation of our named executive officers will require the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote with respect to each such matter. An automated system will tabulate the votes cast by proxy for the Annual Meeting, and the inspector of elections will tabulate votes cast in person at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (a “broker non-vote”).

Non-discretionary items include the election of directors and the approval, on an advisory basis, of the compensation of our named executive officers. For ratification of the selection of our independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the director election, subject to the Company’s Director Resignation Policy further described under “Corporate Governance—Corporate Governance Guidelines”, or on the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of our independent registered public accountant for 2025, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

Stockholder Proposals; Identification of Director Candidates

Stockholder Proposals to be Included in Next Year’s Proxy Statement. Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal (a “Rule 14a-8 Proposal”) to be considered for inclusion in our proxy materials and for presentation at the 2026 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Secretary at our principal executive offices (located at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202) no later than December 22, 2025. We suggest that any such proposal be sent by certified mail, return receipt requested.

Director Nominations to be Included in Next Year’s Proxy Statement. Our bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our bylaws, which are contained in Section 2.6(B). The “proxy access” provisions allow a stockholder that satisfies, or a group of stockholders that collectively satisfy, the requirements of Section 2.6(B) of our bylaws and who has or have owned (as defined in our bylaws) continuously for at least three years that number of shares of capital stock constituting three percent or more of our outstanding capital stock (as of both (a) a date within seven calendar days prior to the date of the Nomination Notice (as defined in our bylaws) and (b) the record date for determining stockholders entitled to vote at the annual meeting), to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws (including similar information requirements to those set forth in Section 2.6(B) of our bylaws). If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to these proxy access provisions in Section 2.6(B) of our bylaws, written notice must be delivered to our Secretary at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, not later than the Close of Business on December 22, 2025 and not earlier than the Close of Business on November 22, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is not within 30 days before or after June 4, 2026, such written notice must be received by the Secretary at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, no later than the Close of Business on the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or public disclosure of the date of the 2026 Annual Meeting of Stockholders was made, whichever first occurs. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our bylaws.

Director Nominations and Stockholder Proposals for Presentation at the 2026 Annual Meeting. Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2026 Annual Meeting of Stockholders (other than nominations pursuant to the “proxy access” provisions of our bylaws or Rule 14a-8 Proposal), must be a stockholder of record and must notify in writing our Secretary and provide the information required by Section 2.6(A)(3) of our bylaws. The notice must be delivered to, or mailed and received at, Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, not later than the Close of Business (as defined in our bylaws) on December 22, 2025 and not earlier than the Close of Business on November 22, 2025. However, if the date of our 2026 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from June 4, 2026, then such notice must be delivered to, or mailed and received at, Civitas Resources, Inc., 555 17th Street,

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Suite 3700, Denver, Colorado 80202, Attention: Secretary, not earlier than the Close of Business on the 150th calendar day prior to the date of the 2026 Annual Meeting of Stockholders and not later than the Close of Business on the later of the 120th day prior to the date of the 2026 Annual Meeting of Stockholders or the tenth day following the day on which the public announcement (as defined in our bylaws) of the date of the 2026 Annual Meeting of Stockholders is first made. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our bylaws.

Solicitation of Proxies

Solicitation of proxies on behalf of the Company may be made via the Internet, by mail or by personal interview or telephone by our officers, directors, and employees, who will not receive any additional compensation for such solicitation activities. We may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and we will reimburse the forwarding expenses. We have also engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies. We will pay Innisfree a fee of $22,500, plus customary costs and expenses, for these services and have agreed to indemnify Innisfree against certain liabilities in connection with its engagement. We will pay the costs of preparing, printing, assembling, and mailing the proxy material used in the solicitation of proxies.

Stockholder List

In accordance with the Delaware General Corporation Law and the Company’s bylaws, we will maintain at our corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Proxy Materials and Annual Report to Stockholders

We have elected to take advantage of the SEC rules that allow us to furnish proxy materials to our stockholders via the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 21, 2025 instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability of Proxy Materials will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials. The Company’s Annual Report to Stockholders for the year ended December 31, 2024 included online with our other proxy materials does not form part of the proxy solicitation material.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and Notices of Internet Availability of Proxy Materials with respect to two or more security holders sharing the same address by delivering a single set of proxy materials or a Notice of Internet Availability of Proxy Materials (as applicable) addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding. A single Notice of Internet Availability of Proxy Materials and, for stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability of Proxy Materials, a single set of proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 555 17th Street, Suite 3700, Denver, Colorado, 80202, Attention: Investor Relations, (832) 736-8909. We will promptly deliver a separate copy to you upon request.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING TO BE HELD ON JUNE 4, 2025:

A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND OUR ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 555 17th STREET, SUITE 3700, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS. THE PROXY STATEMENT AND ANNUAL REPORT ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.CIVITASRESOURCES.COM.

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Voting Methods

You may vote by any of the four methods listed below.

Vote on the Internet at http://www.proxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials to access the proxy materials, or on the proxy card, if you received one by mail. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, June 3, 2025.

ONLINE

Vote by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials to access the proxy materials, or on the proxy card, if you received one by mail. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, June 3, 2025.

BY TELEPHONE

If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by Tuesday, June 3, 2025.

BY MAIL

If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. If you are considered a stockholder of record, you have the right to vote online at the Annual Meeting. If you are considered the beneficial owner and you wish to vote at the Annual Meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote those shares online at the Annual Meeting.

AT THE ANNUAL MEETING

For further information concerning stockholders of record and beneficial owners see “General Information and Other Matters—Stockholders of Record and Beneficial Owners” above.

Forward-Looking Statements

This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the Annual Meeting; plans and expectations with respect to our future production, capital expenditures, debt reduction, shareholder returns, non-core asset divestments and the use of proceeds therefrom, and sustainability initiatives; executive sessions of the Board; director attendance at the Annual Meeting; potential payments upon termination or change in control; statements regarding Section 409A and Section 280G of the Code; and the impact of our compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including the risks identified in Part I—Item 1A. Risk Factors in our Annual Report. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in Part I—Item 1A. Risk Factors in our Annual Report, and in our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE, OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING, AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Adrian Milton
SVP, General Counsel and Assistant Corporate Secretary
Denver, Colorado
April 21, 2025

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V68185-P30057 Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2025; and NOTE: To transact such other business as may properly come before the Annual Meeting. 1. To elect ten directors named in the proxy statement ! ! ! to our board of directors; For All Against All For All Except For Against Abstain ! ! ! ! ! ! CIVITAS RESOURCES, INC To vote against any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) The Board of Directors recommends you vote FOR on the line below. the following: CIVITAS RESOURCES, INC. C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 01) Wouter van Kempen 02) Deborah Byers 03) Morris R. Clark 04) Carrie M. Fox 05) Lloyd W. "Billy" Helms, Jr. 06) Carrie L. Hudak 07) James M. Trimble 08) Howard A. Willard III 09) Jeffrey E. Wojahn 10) M. Christopher Doyle The Board of Directors recommends you vote FOR proposals 2 and 3. 3. To approve, on an advisory basis, the compensation of our named executive officers. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CIVI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the company in in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V68186-P30057 CIVITAS RESOURCES, INC. Annual Meeting of Stockholders June 4, 2025 12:00 Noon (MDT) The Annual Meeting of Stockholders of the Company to be held June 4, 2025 The undersigned hereby appoints Travis L. Counts, Adrian Milton and Marianella Foschi, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of common stock, par value $0.01 per share, of Civitas Resources, Inc. which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held on June 4, 2025, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting. Continued and to be signed on reverse side